PART II – OFFERING CIRCULAR

PINE RIDGE

APARTMENTS, LLC

Best Efforts Offering of 14,000 Secured Debt Notes

Secured by Real Property by a Lien (Mortgage) on the Subject Property

Estimated Subject to Completion Value: $54,000,000

Total Loan to “As Developed” Value: 74%

NOTE: The Estimated Subject to Completion Value of $54,000,000 is the Overall Development’s Estimated Value at Completion of all Proposed Development of the Property, and this does not represent any investment or ownership interest that you or the Company has in the development.

This Offering Circular relates to the offer and sale of up to $40,000,000 in principal amount (the “Offering”) of Series A Secured Debt Notes of PINE RIDGE APARTMENTS, LLC, a Florida Limited Liability Company (the “Company”). The Company’s principal office is located at 1710 ESTERO BLVD, SUITE #6, FORT MYERS BEACH, FLORIDA 33931.

The Secured Debt Notes will be issued in the minimum amount of $1,000.00 USD, and in multiples of $1,000.00 USD. The Secured Debt Notes will be offered with a maturity of 60 months from the date issued, with a fixed interest rate depending on the terms of the Secured Debt Note(s) as defined below. The Company will typically issue Secured Debt Notes on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Secured Debt Notes” on Page 100 of this Offering. The Interest Rate for each Secured Debt Note will be based on the formula set forth below and varies according to the terms of the Secured Debt Note as defined below. See “Description of Notes – Principal, Maturity and Interest” on Page 101 of this Offering. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Secured Debt Notes are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Secured Debt Notes issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Secured Debt Notes and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of MONDAY, MARCH 1st, 2016.

Notes Number	Sales Price / Face Value	Note Class	Priority in Liquidation	Loan to “As-Developed” Value	Annual Rate of Interest	Note Term	Interest Payments to Investors
1 to 1,400	$1,000	A Class	First	51%	Prime + 4% (3.50% + 4% = 7.50%) (2.5% Risk Discount) Realized Rate: 5.00%	5 years	Annually (after 24 Months) OR at Maturity
1,401 to 2,800	$1,000	A Class	Second	53.5%	Prime + 4% (3.50% + 4% = 7.50%) (2.0% Risk Discount) Realized Rate: 5.50%	5 years	Annually (after 24 Months) OR at Maturity
2,801 to 4,200	$1,000	A Class	Third	56%	Prime + 4% (3.50% + 4% = 7.50%) (1.5% Risk Discount) Realized Rate: 6.00%	5 years	Annually (after 24 Months) OR at Maturity
4,201 to 5,600	$1,000	A Class	Fourth	58.5%	Prime + 4% (3.50% + 4% = 7.50%) (1.0% Risk Discount) Realized Rate: 6.50%	5 years	Annually (after 24 Months) OR at Maturity
5,601 to 7,000	$1,000	A Class	Fifth	61%	Prime + 4% (3.50% + 4% = 7.50%) (0.5% Risk Discount) Realized Rate: 7.00%	5 years	Annually (after 24 Months) OR at Maturity
7,001 to 8,400	$1,000	A Class	Sixth	63.5%	Prime + 4% (3.50% + 4% = 7.50%) - PAR - Realized Rate: 7.50%	5 years	Annually (after 24 Months) OR at Maturity
8,401 to 9,800	$1,000	A Glass	Seventh	66%	Prime + 4% (3.50% + 4% = 7.50%) (0.5% Risk Premium) Realized Rate: 8.00%	5 years	Annually (after 24 Months) OR at Maturity
9,801 to 11,200	$1,000	A Class	Eighth	68.5%	Prime + 4% (3.50% + 4% = 7.50%) (1.0% Risk Premium) Realized Rate: 8.50%	5 years	Annually (after 24 Months) OR at Maturity
11,201 to 12,600	$1,000	A Class	Ninth	71%	Prime + 4% (3.50% + 4% = 7.50%) (1.5% Risk Premium) Realized Rate: 9.00%	5 years	Annually (after 24 Months) OR at Maturity
12,601 to 14,000	$1,000	A Class	Tenth	74%	Prime + 4% (3.50% + 4% = 7.50%) (2.0% Risk Premium) Realized Rate: 9.50%	5 years	Annually (after 24 Months) OR at Maturity

The Initial Rates set forth above will be effective only for Notes issued between TUESDAY, MARH 1st, 2016 and THURSDAY, MARCH 31st, 2016. The Interest Rates fluctuate based on the formula set forth above, and to determine the current rates, prospective investors in the Notes should call the Company at (239) 537-1333, or consult the Company’s web page: http://www.NanocapMarket.com and/or http://www.PineRidgeApartmentsLLC.com.

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The Company may prepay some or all of the Secured Debt Notes at any time prior to their Maturity with the following premium:

•

All Secured Debt Notes repurchased by the Company in Months 1-12 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional six months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 13-24 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional five months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 25-36 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional four months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 37-48 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional three months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 49-54 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional two months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 55-59 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional one month of interest. No fractional Secured Debt Notes shall be repurchased.

The Company will pay Interest on Secured Debt Notes annually (after 24 months) or at Maturity, at the Holder’s option. All Secured Debt Notes will be issued in fully registered form.

The Secured Debt Notes will NOT be subject to automatic rollover. Due to the fact automatic rollovers do not apply to the Secured Debt Notes, Investors will receive full payment of principal at Maturity.

The proposed sale will begin as soon as practicable after this Offering Circular has been registered with the Securities and Exchange Commission. A Maximum of 14,000 Secured Debt Notes are being offered to the public at $1,000.00 USD per Secured Debt Note. The Offering is contingent upon the sale of a minimum of THREE THOUSAND SECURED DEBT NOTES ($3,000,000) to be sold to Investors through this Offering for the Company to have access to the Offering proceeds. The Company may accept subscriptions as they are received after this minimum number of Secured Debt Notes to be sold has been achieved or surpassed. The Offering will terminate upon the earlier to occur; (i) the date that is not more than one year after the Offering is registered with the United States Securities and Exchange Commission (the “Commission”), (ii) the date on which $14,000,000 USD of Secured Debt Notes qualified have been sold, and (iii) a date prior to one year from the date of this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Company is offering the Secured Debt Notes directly to Investors through its Officers on a “Minimum and Maximum Best Efforts Basis”. The Secured Debt Notes will be issued at their principal face value, without a discount, and are not being sold through commissioned sales agents or underwriters. See “Plan for Distribution” on page 14 of this Offering.

The Secured Debt Notes will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the Secured Debt Notes.

This Offering Circular shall not constitute an offer to sell or the solicitation to an offer to buy, nor shall there be any sales of these Secured Debt Notes in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such State.

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THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE SECURED DEBT NOTES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURED DEBT NOTES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURED DEBT NOTES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURED DEBT NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURED DEBT NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$1,000.00	$0.00	$1,000,000
Total Minimum	3,000	$3,000,000.00	$0.00	$3,000,000
Total Maximum	14,000	$14,000,000.00	$0.00	$14,000,000

1)

We are offering a maximum of 14,000 Secured Debt Notes at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Offering Memorandum and Professional Services Fees should not exceed $52,500 USD. Any costs above $52,500 will be paid by the Executives of the Company.

3)

Until the “Total Minimum” has been raised (invested), all proceeds of the Offering will be held in a Bank Escrow Account with FundAmerica until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Offering Memorandum, and the Company’s Bank Escrow complies with all rules and regulations set forth by SEC Rule 15C2-4.

4)

AS of the date of this Offering, we have not engaged the services of a Licensed Broker Dealer.

5)

Should the Company engaged the services of a Licensed Broker-Dealer for this Offering, the Company will need to pay up to a 5% Commission of the Offering Price.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURED DEBT NOTES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURED DEBT NOTES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN THE SECURED DEBT NOTES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURED DEBT NOTES SUBSCRIBED FOR BY SUCH INVESTOR.

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THE OFFERING PRICE OF THE SECURED DEBT NOTES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Secured Debt Notes is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this private securities offering.

Development Stage Business

Pine Ridge Apartments, LLC commenced operations in February of 2016. The Company was formed as a Florida Limited Liability Company. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Pine Ridge Apartments, LLC will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $14,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during the complete development and build-out of this project, there is no guarantee that the Company will raise all the funds needed to adequately fund development Operations. The Company has determined that $3,000,000, in addition to traditional bank financing or alternative funding, will be needed to fund planned operations for the first twelve months, though the construction timeline for the completion of the entire development may be much greater.

Dependence on Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon: Mr. Joe Orlandini, the Company’s Founder, Managing Member and Chief Financial Officer.

Mr. Orlandini will be dedicating less than their full time to the Company. Mr. Orlandini will be devoting approximately 30 hours per week towards the Management of the Company. The Company has not identified any potential or overt conflicts of interest that may affect future business operations.

Minimum Amount of Capital to be Raised

The minimum amount of Secured Debt Notes that need to be sold in this offering for the Company to access the investment funds is $3,000,000. All Secured Debt Note Proceeds will be administered by AltaVista Capital Markets, LLC. The proceeds of the Secured Debt Notes will remain in an account maintained by FundAmerica “for the benefit of “for the benefit of PINE RIDGE APARTMENTS, LLC” until disbursed pursuant to the terms and conditions of this Offering. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Secured Debt Notes is not fully subscribed.

Investors in this Offering will have NO Voting Rights in the Company, Managerial, Contractual or Other Ability to Influence the Company, or Control Over the Property.

Investors in the Company’s Secured Debt Notes will have no voting rights with respect to the Company, and will have no managerial, contractual or other ability to influence the Company’s activities or operations of the Property. The Secured Debt Note Holders lack of voting rights gives all control under the Operating Agreement to the Managing Member. The Managing Member’s operations of the Company could materially and adversely affect the value of the Property and the Company, and materially and adversely affect the returns realized by the Investors.

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The Property is planned to be the Company’s Principle Asset, and Factors Outside of the Company’s Control Could Significantly Decrease the Value of that Asset.

The property is planned to be the Company’s principal asset. The prospects of the Company depend upon the Property maintaining and increasing its rental rates and overall sales value, or increasing in such value. The typical risks relating to an investment in real estate will apply to the Property and its value. These include, but are not limited to:

•

Changes in the General Economic Climate and Market Conditions, those applicable to the region in which the Property is located;

•

Complications involving the development and construction of the property;

•

Limited availability of mortgage funds or fluctuations in interest rates which may render the refinance or sale of the Property difficult;

•

Unanticipated increases in real estate taxes and other operating expenses;

•

Environmental Considerations;

•

Zoning laws and other governmental rules and policies; and

•

Uninsured losses including possible acts of terrorism and natural disasters.

Any one or more of the preceding factors could materially adversely affect the value of the Property. If the anticipated rental rates for the property’s rental units is never achieved, or if the value of the Property were to decrease significantly, the Company may not be able to repay the Secured Debt Note Holders, or obtain new financing to repay outstanding loans from Investors on favorable terms, if at all. Additionally, if the value of the Property were to decrease and the Company were to choose to sell the Property, liquidate and distribute its remaining assets to Secured Debt Note Holders, you might not be able to recover the amount of your investment, if you were to receive funds at all.

The Company is Liable for any Potential Environmental Hazards

The Company’s failure to uncover and adequately protect against environmental issues in connection with the development of the property may subject the Company to liability as the owner of the Property. Environmental laws and regulations impose liability on current and previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The Company may be held liable for such costs as the owner of the Property. Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, the Company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay. The Company may also be liable under law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect the Company. In the event of such liability, the Company may be forced to use part of all of the Secured Debt Noteholders capital contributions to cover the costs to remedy any environmental hazards, which could adversely impact the value of the Property and affect the Company’s ability to repay its debt to the Secured Debt Noteholders.

If the Company’s Decision to Acquire and Develop, or Redevelop, the Property may be unsuccessful

The Company plans to acquire and Develop the Property. The Company may be unsuccessful in its development of the property due to a variety of factors, including mismanagement, the poor selection of third-party contractors, an inability to raise the necessary capital to complete the development, changes in zoning laws and increases to construction costs. If the development effort is delayed, suffers significant cost increases, does not prove as valuable as projected or cannot be completed, the Company may become unprofitable or be forced to dispose of the Property for a total price that is less than the Company’s outstanding liabilities.

The Company will Face Competition

The Company will face competition from other companies and persons developing and renting or selling real estate in the area. Any number of competitors makes the Company vulnerable to competitors that may act irrationally or are able to operate at zero or negative margins, have longer operating histories, more market experience or contacts, or greater financial resources than the Company. The Company may not be able to compete effectively.

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The Company May Not be Able to Provide Adequate Insurance for the Property

If the insurance market changes or the Company needs to make claims on its insurance or for other factors affecting insurance rates, it may not be able to renew or find new insurance on acceptable terms, if at all. Failure to carry appropriate insurance could significantly increase the Company’s liability in the event of torts or other actionable events occurring on the Property that affect rental of the Units, or could even force the Company to cease all rental activities of the Units.

The Company may be Required to Raise Additional Capital and May Not be Able to Obtain such Capital on Favorable Terms or at all.

In the future, the Company may be required to raise additional capital through the issuance of additional debt notes or the addition of a second mortgage secured to the property. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Payments of Secured Debt Note Interest depends Entirely on the Payments Received from the Company for the Rental of Apartment Units of Pine Ridge Apartments. If the Company Does Not Receive Payments from the Rents of Units at Pine Ridge Apartments, You Will Not Receive any Payments on your Secured Debt Notes

The Company will make payments on the Secured Debt Notes only to the extent that the Company receives cash from the rent of apartments at the proposed Pine Ridge Apartments, or from the sale of the Real Estate Assets of Pine Ridge Apartments, LLC. Payments will be made primarily from the proceeds of the Company for the renting the apartment units associated with Pine Ridge Apartments, LLC, or from the refinancing or sale of the real estate property connected with this Offering. If the Company is unable to rent the apartment units at desired rental rates and terms, or if the company is unable to sell or refinance the property, the Company will be unable to make its Secured Debt Note Interest Payments, and you will not be entitled to the corresponding payments under the terms of the Secured Debt Notes.

The Secured Debt Note Interest Payment Obligations of the Company are Not Guaranteed or Insured by any Third Party, and, in the Event of a Default, you must Rey on a Third-Party Collection Agency to Pursue Collection Against the Company

The Secured Debt Note Interest Payments and any other obligations of the Company are not guaranteed or insured by any third party or backed by any governmental authority in any way. In the event of a default on such payment obligations, therefore, you may need to rely upon a collection agency to pursue collection against the Company in the event of any default. If the Company fails to make payments on the Secured Debt Notes, you will not receive the corresponding payment on your Secured Debt Notes.

Control by Management

As of March 1st, 2016, Mr. Joe Orlandini, the Company’s Managing Member and Chief Financial Officer, owned 100% of the Company’s outstanding Equity Membership Units.  Upon completion of this Offering, Mr. Joe Orlandini will own 100% of the issued and outstanding Equity Membership Units.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Units

The Company’s Membership Units and Secured Debt Notes are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market

 pg. 10

makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Company will ever convert to a Stock Corporation and No assurances can be given that the Company’s Stock Units would ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Secured Debt Notes are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their units in the secondary market.

Secondary Market

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market”. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Noteholders who hold Secured Debt Notes of the Company which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of Secured Debt Notes initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company May Exercise its Right of Repurchase with Regard to the Secured Debt Notes

The Operating Agreement allows for the Company to exercise a right of repurchase, in its sole discretion, with regard to the Secured Debt Notes at any time. While the Company will be entitled to exercise this right of repurchase, it has not made any determination to exercise this right of repurchase as of the date hereof, and does not intend to exercise the right of repurchase.

Long Term Nature of Investment

An investment in the Company’s Secured Debt Notes may be long term and illiquid.  As discussed above, the offer and sale of the Secured Debt Notes will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors.  Prospective investors will be required to represent in writing that they are purchasing the Secured Debt Notes for their own account for long-term investment and not with a view towards resale or distribution.  Accordingly, purchasers of Secured Debt Notes must be willing and able to bear the economic risk of their investment for an indefinite period of time.  It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Compliance with Securities Laws

The Company’s Secured Debt Notes are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Florida Securities Laws, and other applicable state securities laws.  If the sale of Notes were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Secured Debt Notes.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

 pg. 11

Offering Price

The price of the Secured Debt Notes offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA, IN THE COUNTY OF LEE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

 pg. 12

ITEM 4.    DILUTION

An early-stage company typically sells its equity shares (or grants options over its equity shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed as a Florida Limited Liability Company in February of 2016. Upon its formation, the Company has issued ONE THOUSAND Equity Membership Units as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Mr. Joe Orlandini Managing Member & Chief Financial Officer 1710 Estero Blvd., Unit #6 Fort Myers, Florida 33932	Equity Membership Units: 1,000 (100%)	Equity Membership Units: 990 (99%)

(*) Upon successful Registration of this Regulation A Offering Memorandum with the United State Securities and Exchange Commission, the Company will issue TEN Equity Membership Units to AltaVista Capital Markets, LLC under Section 4(a)(2) of the Securities Act of 1933, as amended.

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 13

ITEM 5. PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 14,000 Secured Debt Notes, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $3,000,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $14,000,000 will be received from the offering. No Secured Debt Notes are being offered by any selling Noteholders. The Company will receive all proceeds from the sale of Secured Debt Notes after the minimum of $3,000,000 has been reached. All Secured Debt Note Proceeds will be administered by AltaVista Capital Markets, LLC. The proceeds of the Secured Debt Notes will remain in an account maintained by FundAmerica “for the benefit of Pine Ridge Apartments, LLC” until disbursed pursuant to the terms and conditions of this Offering. If the Offering terminates before the Offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $3,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases Secured Debt Notes after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s Secured Debt Notes will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Secured Debt Notes are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Secured Debt Notes to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Joe Orlandini, the Managing Member and Chief Financial Officer of the Company. The Company may engage members of the Financial Regulatory Authority (“FINRA”) to sell the Secured Debt Notes for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company may engage a FINRA Broker Dealer to offer the Secured Debt Notes to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Offering via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the Secured Debt Notes.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of up to FIVE PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Secured Debt Notes. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Secured Debt Notes. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Offering.

In order to subscribe to purchase the Secured Debt Notes, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Pine Ridge Apartments, LLC. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Secured Debt Notes, these materials will not give a complete understanding of this Offering, the Company or the Secured Debt Notes and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Secured Debt Notes.

 pg. 14

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $14,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A. Sale of Secured Debt Notes

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$13,947,500	99.625%	$2,947,500	98.25%

B. Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$52,500	0.375%	$52,500	1.75%

1)

We are offering a maximum of 14,000 Secured Debt Notes at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Offering Memorandum and Professional Services Fees should not exceed $52,500 USD. Any costs above $52,500 will be paid by the Executives of the Company.

3)

Until the “Total Minimum” has been raised (invested), all proceeds of the Offering will be held in a Bank Escrow Account with FundAmerica until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Offering Memorandum, and the Company’s Bank Escrow complies with all rules and regulations set forth by SEC Rule 15C2-4.

4)

AS of the date of this Offering, we have not engaged the services of a Licensed Broker Dealer.

5)

Should the Company engaged the services of a Licensed Broker-Dealer for this Offering, the Company will need to pay up to a 5% Commission of the Offering Price.

 pg. 15

USE OF MINIMUM INVESTMENT FUNDS:

Amount	Percentage	Details
$2,900,000	97%	Land Acquisition
$47,500	1.5%	Operations (permitting, land development)
$52,500	1.5%	Cost of Offering & Construction Loan Administration

 pg. 16

USE OF MINIMUM INVESTMENT FUNDS:

Amount	Percentage	Details
$2,900,000	7.25%	Land Acquisition
$52,500	0.13%	Cost of Offering & Construction Loan Administration
$800,000	2.0%	Developer Fee
$6,142,436	15.42%	One Year Interest Reserve / Contingency Reserve
$30,105,037	75.2%	General Contractor / Turnkey Horizontal & Vertical Construction • $26,000,000 Commercial First Mortgage • 4,105,037 Proceeds from this Offering

 pg. 17

ITEM 7. DESCRIPTION OF COMPANY & ASSETS

Overview

Pine Ridge Apartments, LLC. (Company) is a limited liability company formed in the State of Florida. The primary purpose of the Company is to acquire, own, hold, develop, construct, lease, manage, operate, mortgage, real estate which consists of real estate located at 17365 San Carlos Blvd. Ft. Myers Beach, FL 33931. The property is vacant land and will be ready for site work to begin upon bond funding.

Joe Orlandini, the sole member of Pine Ridge Apartments, LLC. currently has a purchase contract on 17365 San Carlos Blvd. and 17305 San Carlos Blvd., and will transfer the purchase contracts to Pine Ridge Apartments, LLC. upon securing of funding. Proceeds of this Offering may be used in whole or in part to complete the purchase of 17365 San Carlos Blvd. at the total acquisition cost of $2,500,000 and 17305 San Carlos Blvd. at the total acquisition price of $400,000.

Due to its location in the rapidly growing Ft. Myers Beach Area the Property offers an excellent opportunity for development a 224 unit complex that is and will be in high demand.

Key Property Highlights:

"

Management believes that the Property is well-suited for a 224 Unit Apartment Complex with an annual residential rental business model.

" Each unit will have a full kitchen and lounging area for longer term guests. The property is in an area of intense traffic and centrally located. The project will consist of 2 (two) 8 (eight) Story Buildings housing 112 units per building for a total of 224 Units with the first level being utilized for parking.

" Recent statistics openly support the growing demand for this type of development as seen online at Forbes.com “Fort Myers, Sacramento, and Bradenton-Sarasota. Rents in these areas increased 23.6%, 17.6% and 17.2% between the third quarter of 2014 and the third quarter of 2015, high enough spikes to grant these cities the number 1, 2 and 3 spots on the Rent Range list (respectively).

Source: Forbes.com Oct 19, 2015 @ 08:10

" “Rents in South Florida and other places in Florida have exceeded growth in income over the past two years,” said Ralph McLaughlin, a housing economist with Trulia, which tracks real estate listings nationwide.

Source: Trulia.com

 pg. 18

Key Financial Highlights:

"

Estimated Value: $54,000,000 (See Broker Opinion of Value below)

"

Debt Service Coverage is calculated at 1.37 times.

"

Debt Service Calculation:

    Income:

3 Bedroom 2 Bath

39 Units

              $2,400 per week @ 28 weeks

$2,620,800

$1,600 per month @ 24 weeks

$374,400

45 Units

Annual

$1,600 per month @ 12 months

$864,000

2 Bedroom 2 Bath

25 Units

$1,300 per week @ 28 weeks

$910,000

$1,300 per month @ 24 weeks

$195,000

31 Units

Annual

$1,300 per month @ 12 months

$484,000

1 Bedroom 1 Bath

39 Units

$1,000 per week @ 28 weeks

$1,092,000

$1,000 per month @ 24 weeks

$234,000

45 Units

Annual

$1,000 per month @ 12 months

$540,000

Total Projected Income           $7,314,140

Operating Expenses:

Vacancy Factor 5% Annual / 10% Six Months. 30% Vacation

$1,495,540

General & Admin

$     70,000

Repairs and Maintenance

$   285,000

Management and Leasing

$   650,000

Utilities

$   107,000

Real Estate Taxes

$   450,000

Insurance

$   165,000

Reserves

$   200,000

                    Total Operating Expenses          $3,422,540

    Net Annual Cash Flow                $3,891,600

Annual Debt Service:

Debt Note Offering

$ 40,000,000 @ 7% Interest Only

$   2,800,000

Annual Debt Service:

$2,800,000

Debt Service Coverage

 1.37

"

 pg. 19

In Management’s opinion, there is tremendous growth of real estate in the Ft. Myers Beach Area.

Amount	Percentage	Details
$2,900,000	7.25%	Land Acquisition
$52,500	0.13%	Cost of Offering & Construction Loan Administration
$800,000	2.0%	Developer Fee
$6,142,436	15.42%	One Year Interest Reserve / Contingency Reserve
$30,105,037	75.2%	General Contractor / Turnkey Horizontal & Vertical Construction • $26,000,000 Commercial First Mortgage • 4,105,037 Proceeds from this Offering

Upon acquiring the Property, Orlandini Development, the Companies manager will start construction on the project.

We estimate that it will take twenty one months to design, permit, and build and that approximately $30,00,000 in building costs (both hard and soft costs) will be necessary for completing construction and deliver the project in turnkey condition. The cost estimate includes all costs to develop and build the 224 unit complex to turnkey condition. The breakdown of the development and construction costs are as follows:

Total Development and Construction Costs:

$30,105,037

The Company plans to market the Property for lease using a multitude of online platforms such as Trulia, VRBO, and our own company website we will develop prior to construction completion.

The Manager is currently in talks with 2 of the largest General Contracting Companies in Southwest Florida.  The Manager will decide the best company to contract with to construct the project in a timely manner and on budget.

The project upon completion will bring annual rental pricing in line with the local competition.

The Company will conduct environmental tests and studies on the sites prior to its acquisition.  The Company expects the prospective development of the Property to have little to no negative impact on the environmental conditions of the Property.

A fully constructed Property offers an opportunity for strong Cash Flow as indicated by the Debt Service Coverage of 1.54, as the Ft. Myers Beach Area continues its emergent growth as one of the most rapidly developing and sought after year round areas in South Florida.

The Company expects to obtain end mortgage financing in a timely manner after the project is completed.  With the projected cash flow provided by the lease income the Company believes the completed project appraised value will be at a level that will be more than except able to traditional bank commercial financing.  The Company’s exit strategy to pay off the bond and bank financing will be in the form of a refinance to traditional bank commercial financing and the timely payoff of our obligations under this offering.

 pg. 20

Market Context

Florida is by far the most common top-of-mind vacation destination for warm weather activities – more than eight out of ten travelers volunteer the state or a specific destination in the state when asked to think of an area that provides warm weather activities. Leisure travelers are much more likely to mention locations on the state’s east coast and inland, without prompting, than to mention destinations on the Gulf coast.

Once prompted, one out of three leisure travelers are aware of Fort Myers, Sanibel, and Captiva (34%), placing it in the middle tier among the set of Florida beach destinations queried. A similar share of travelers describe themselves as very or somewhat familiar with the area when shown a map of Lee County and its location in the state.  One out of ten travelers have taken a trip to Fort Myers Beach in the past five years (11%) – a level that rivals the leading destinations in the state (Fort Lauderdale, Miami Beach, and Tampa). The incidence of past five year visitation is notably higher among travelers who claim they are aware of Fort Myers, Sanibel, and Captiva – with one-third saying they have been there in that timeframe.

Importantly, the majority of those who are aware of the destination would consider visiting Fort Myers in the next five years (81%) – a much stronger relationship between familiarity and consideration than seen for other Florida beach destinations. Still, this translates to only one-quarter of the total respondents who would consider Fort Myers (28%) since awareness of the destination is only moderate.

Fort Myers has one of the largest gaps between the share of travelers who have been there in the past five years and the share who would consider traveling there, suggesting an aspiration to visit and an opportunity for conversion to increase visitation.

Property Background

The Property is a vacant parcel and located in close proximity to Fort Myers Beach and all of the amenities afforded to the area.  A brand new Walmart just opened recently on the property two parcels to the north indicating the growth and future growth of this unique area.   The Company believes the incredible location and the shortage of reasonable housing will insure great success.

The Manager

Orlandini Development, LLC. a Florida Limited Liability Company located at 291 Palermo Circle on Ft. Myers Beach, FL and has the telephone number (239) 537-1333.

Orlandini Development, LLC. was founded by Joseph Orlandini.  Mr. Orlandini comes from a strong background of finance, construction, and development and has been a hands on in the field participant for over 20 years.

Mr. Orlandini has construction and development experience most recently on Ft. Myers Beach were he has been a leader in high end residential real estate construction, development, and sales.

Mr. Orlandini also has been involved in several ground up multi-family projects and several renovations.  His experience with land planning, relationship building with the city of Ft. Myers Beach and Lee County has made him an authority on construction and development in the Ft. Myers Beach Area.

Mr. Orlandini is also a forward thinker and he employs the services of the most informed highly educated attorneys, surveyors, land planners, and general contractors available in Southwest Florida.

 pg. 21

Management of Property

The Property is currently vacant land and the Company currently has no source of revenue. After acquiring the Property, the Company plans to start construction immediately.

Management believes the following scenario for the Property:

Construct a 224 Unit Residential Annual Rental Complex:

The Property will be constructed into a 2 building 224 Unit Residential Annual Rental Complex.

Upon the payoff due date of this offering the Company is confident that traditional bank commercial financing will be obtained to meet our obligations of this offering.

Online Project Resources

A detailed website with project data, renderings, site plan, videos, aerial footage, plus more details are available 24/7 online for your inspection at:

www.PineRidgeApartmentsLLC.com

equity

Southwest Florida

Broker Opinion of Value

Prepared for:

Joseph Orlandini
Pine Ridge Apts., LLC.

Prepared by:

Mike Concilla
Senior Vice President
239.210.5900 Direct
mconcilla@equity.net

equity
Southwest Florida

Contents

- Asset Overview
  - Scope
  - S.W.O.T Analysis
  - Target Market
- Comparable Properties
- Proforma Operating Statement
- Broker Price Opinion
- Mike Concilla Profile

Pine Ridge Apartments, LLC. | Equity, Inc.

equity

Southwest Florida

Asset Overview

Scope

The scope of assignment is to provide a detailed analysis of the subject property's features and benefits for the purpose of determining a Broker Opinion of Value in the marketplace and to determine the strengths, weakness, opportunities and threats of the subject property.

Subject Property

The subject parcel is a 15 acre parcel of vacant land.

Parcel Overview	
STRAP#	07-46-24-00-00004.2000
SIZE	15+/- Acres
SUBMARKET	S. Fort Myers

Subject Property

Pine Ridge Apartments, LLC. | Equity, Inc.

equity

Southwest Florida

Asset Overview

S.W.O.T Analysis

Strengths

- Annual Lease Opportunities that can potentially expand the demand base for business owners. This increase could become necessary to allow certain businesses to rent space for housing employees to keep the cost of employees lower.
- Newly open Walmart Supercenter within walking distance.
- Close to Ft. Myers Beach for beach amentities and employment opportunity

Weaknesses

- Traffic in the area mainly during season.
- Limited retail in the area other than Walmart. Especially felt during season.

Opportunities

- Developing of this land to meet the demand of annual rentals in the market.
- Creating a community with the right amenities and close proximity to Ft. Myers Beach

Threats

- Traffic challenges
- Any change for demand for annual rentals in the market area.

Pine Ridge Apartments, LLC. | Equity, Inc.

equity
Southwest Florida

Target Market and Trade Area

Target Market

The target market for the subject property's newly completed apartment complexes in Lee County and vacation rental properties located in the vicinity of Fort Myers Beach. The target market area stretches from Crescent Street on Fort Myers Beach to the intersection of Gladiolus Drive and Pine Ridge Road. Then from Pine Ridge Road to the intersection of Summerlin and John Morris Roads.

Trade Area

1. 16640 McGregor Blvd, Fort Myers, FL 33908 (4.5 miles)
2. 15270 Ballast Point Dr., Fort Myers, FL 33908 (4.5 miles)
3. 18900 San Carlos Blvd., Fort Myers Beach, FL 33931 (1 mile)
4. 450 Old San Carlos Blvd, Fort Myers Beach, FL 33931 (1 mile)
5. 4633 Estero Blvd, Fort Myers Beach, FL 33931 (3 miles)

1
2
SUBJECT
3
4
5

Pine Ridge Apartments, LLC. | Equity, Inc.

equity

Southwest Florida

Market Overview

16540 McGregor Blvd, Fort Myers, FL 33908

Bent Palms on McGregor - Luxury Townhome Style Rentals

Bent Palm on McGregor community boasts 37 townhome style units offering a combination of luxury and location. Developer has dedicated a half acre of open greenspace, community pool, pet and kid friendly community. Delivery was anticipated for January 2016 and community already had pre-leasing and has been actively filling up units.

Available Floorplans

2 Bedrooms	2 ½ Bathrooms	$1700-$1,825	1,450 SF	Sable
3 Bedrooms	2 ½ Bathrooms	$1,825 - $2,030	1,750 SF	Royal

Pine Ridge Apartments, LLC | Equity, Inc.

equity

Southwest Florida

Market Overview

15270 Ballast Point Dr, Fort Myers, FL 33908

CHANNELSIDE - CONTEMPORARY RENTALS

Class A residential community comprising of 325 units, housed in five (5) three-story buildings, situated on 26.89 acres. Property is gated and offers amenities including resort-style pool, community clubhouse, fitness center, and dog walk park.
Channelside is zoned RPD (Residential Planned Development). Construction commenced in February 2014 and completed late Summer, 2015.
As of 1/14/2016, Channelside is 88% leased.

Rental Rates - Monthly

120 units	1 Bed/1 Bath	686-753 SF	$1,024-$1,124
175 units	2 Beds/2 Baths	954-1,027 SF	$1,275-$1,375
30 units	3 Beds/2 Baths	1,247 SF	$1,660

Pine Ridge Apartments, LLC. | Equity, Inc.

Southwest Florida

16000 San Carlos Blvd, Fort Myers Beach, FL 33931

BOARDWALK CAPER - VACATION RENTALS

Boardwalk Caper is a gated community with a marina with 251 deep-water gulf access boat slips that can be leased to accommodate 30'-50' sail or power boats. Amenities include a half-mile boardwalk, 4 swimming pools, hot tub, tennis, basketball, & shuffleboard courts. A large clubhouse for activities and entertaining, fitness center, & library. Housing options at Boardwalk Caper include town homes, low-rise condos and high-rise condos.
Units are individually owned where some owners have deeded boat docks (purchased between $7,500-$15K) however lease slips are available for nominal cost.

Rental Rates - Monthly

Winter (Dec. – Mar.)	$3,000-$4,500
Off-Season (April – Nov.)	$2,000-$3,000

Pine Ridge Apartments, LLC | Equity, Inc.

equity

Southwest Florida

450 Old San Carlos Blvd, Fort Myers Beach, FL 33931

HARBOUR HOUSE AT THE INN - VACATION RENTALS & RESORT COMMUNITY

HARBOUR HOUSE

Harbour House is a Key West Style, 34-unit condominium resort that is a short walk from the beach and popular Times Square entertainment district. Seven floorplans include, studios, one and two bedroom units-nightly and seasonal rates. Beach club and Marina access just steps away and includes amenities of resort-style pool, cabana, and fitness center. Pet-friendly resort.

Rental Rates	Monthly	Weekly	Nightly
Winter (Dec. – Mar.)	$6,800-$9,000	$2,000+	$225 - $289
Off-Season (April – Nov.)	$3,000-$6,000	$750+	$110 - $189

Pine Ridge Apartments, LLC | Equity, Inc.

equity

Southwest Florida

4633 Estero Blvd, Fort Myers Beach, FL 33931

WHITE CAP - VACATION RENTALS & RESORT CONDOMINIUM

White Cap is 10-unit luxury, beachfront condo community with 2 buildings, located on Estero Blvd adjacent to the Publix and across the street from Newton Park Beach. The ground level is reserved for parking, storage lockers, a heated pool and a common elevator The units are either 2 or 3 bedrooms each tastefully decorated and furnished with all of the conveniences of home.

Rental Rates	Nightly	Weekly	Monthly
Winter (Dec. – Mar.)	$350-$475	$2,500 - $3500	$7,500-$12,000
Off-Season (April – Nov.)	$235-$300	$1,500 - $2,000	$4,500 - $7,500

Pine Ridge Apartments, LLC | Equity, Inc.

equity

Southwest Florida

Projected Income (Proforma Operating Statement)

Income:

3 Bedroom 2 Bath				
	39 Units		$2,400/wk. @ 28 weeks	$2,620,800
			$1,600/mo. @ 24 weeks	$ 374,400
	45 Units	Annual	$1,600/mo. @ 12 months	$ 864,000
2 Bedroom 2 Bath				
	25 Units		$1,300/wk. @ 28 weeks	$ 910,000
			$1,300/mo. @ 24 weeks	$ 195,000
	31 Units	Annual	$1,300/mo. @ 12 months	$ 484,000
1 Bedroom 1 Bath				
	39 Units		$1,000/wk. @ 28 weeks	$1,092,000
			$1,000/mo. @ 24 weeks	$ 234,000
	45 Units	Annual	$1,000/mo. @ 12 months	$ 540,000
			Total Projected Income	**$7,314,140**

Operating Expenses

*Vacancy factor for Vacation Rentals are accounted by the number of weeks

Pine Ridge Apartments, LLC. | Equity, Inc.

equity
Southwest Florida

Broker Opinion of Value

After using the developer's proforma statement and underlying comparable market rents and pent up demand, it is the our opinion that the project appears well timed and market feasible. Given current market capitalization rates, in our professional opinion, the property's current market value range upon stablization is as follows:

Broker Opinion of Value

Stabilized NOI	Cap Rate	Value	Indicated Cap Value
$3,891,600	7.75%	$50,500,000 (Rounded)	Low
$3,891,600	7.25%	$54,000,000 (Rounded)	MARKET
$3,891,600	6.75%	$58,000,000 (Rounded)	High

Pine Ridge Apartments, LLC. | Equity, Inc.

Southwest Florida

Mike Concilla Profile

Senior Vice President
239.210.5900 Direct
mconcilla@equity.net

Mike Concilla has been a successful development, leasing and sales professional for more than 20 years. He leverages Equity's full platform of construction, development, property management and brokerage services along with his professional experience to represent his clients with the highest level of quality and integrity.

Prior to joining Equity, Mike was the development executive for one of the country's most successful town center developments. He has also developed and built more than 30 restaurants in Florida and 25 assisted living facilities across the country. Mike has extensive experience in market assessment, contract negotiation, due diligence, budgets, financial analysis, and construction oversight. Mike also has six years of government planning experience directing the commercial development and subdivision review process of a fast-growing suburban community.

Mike is also a member of the International Council of Shopping Centers (ICSC), American Planning Association, The Urban Land Institute. He holds a Masters of City and Regional Planning from The Ohio State University and a Bachelor of Science in Finance/Business Administration from Gannon University.

Pine Ridge Apartments, LLC. | Equity, Inc.

GATES
Butz Institutional Construction, LLC
CGC 017234

www.GATESinc.com

Pine Ridge Apartments – Preliminary Estimate
Fort Myers Beach, FL

A/C SF: 223,700 **Gross SF:** 314,358

Date: February 19, 2016

	DESCRIPTION				SPECIFICATION
01000	**GENERAL CONDITIONS**	Site	Clubhouse	(112)Unit Bldg. x 2	
01002	Impact Fees	n/a	n/a	$820,000	as needed
01007	Architectural Design	n/a	by owner	$650,000	incl. structural and MEPs
01008	Civil Design	$487,500	n/a	n/a	as needed
01012	Permit Fees	n/a	by owner	by owner	by owner
01019	Courier Services		$2,415		deliveries
01020	Blueprints		$850		for subcontractors
01021	Builders Risk	n/a	by owner	by owner	risk and property insurance
01022	Protection / Barriers	n/a	$150	$2,650	temporary protection
01023	Dumpster Fees	n/a	$1,200	$73,367	trash removal
01101	Rental Equipment	n/a	n/a	$72,900	on site
01105	Photographs		$1,700		to record progress
01106	Safety		$4,560		per OSHA
01111	Small Tools - Equip		$5,000		per OSHA
01115	Project Signage		$1,800		for workmen
01116	Jobsite office		$18,583		on-site
01117	Jobsite Office supplies		$8,825		on-site
01119	Temporary Electric		$88,617		on-site
01120	Temporary Water		$4,290		on-site
01121	Temporary Toilet		$25,875		for workmen
01122	Temporary Internet		$1,563		on-site
01160	Project Management		$223,560		as needed
01161	Project Coordinator		$99,360		as needed
01162	Superintendents		$546,480		on site
01166	Final Clean	n/a	$1,050	$92,904	at completion
01167	Progressive Clean	n/a	$360	$20,350	as needed
01000	**GENERAL CONDITIONS**				
		Site	Clubhouse	(112)Unit Bldg. x 2	
	"%" Allocation of General Conditions :	15.38%	1.16%	83.58%	
		$645,456.96	$14,680.27	$2,996,601.55	
02000	**SITE WORK**	Site	Clubhouse	(112)Unit Bldg. x 2	
02008	Surveys	$13,160	$738	$13,022	Property pins and benchmark by owner
02010	Material Testing	$0	$669	$99,541	Conc., Masonry, Steel, LBR, Soil Bearing
02200	Site Work	$3,527,525	-	-	as required
02900	Landscape / Irrigation	$145,000	$5,000	$30,000	Allowance
02900	Pool & Site Ammenities	$173,900	-	-	Allowance
02900	Pickle Ball Courts	$54,000	-	-	Allowance
02900	Basketball Court	$35,000	-	-	Allowance
02900	Gazebo	$25,000	-	-	Allowance
02900	Open Pavilion	$25,000	-	-	Allowance
02900	Dumpster Enclosures	$85,434	-	-	One Each Apartment Building
02900	Site Electric / Lighting	$85,414	-	-	as required
02000	**SITE WORK**				
03000	**CONCRETE & MASONRY**	Site	Clubhouse	(112)Unit Bldg. x 2	
03100	Concrete & Masonry	--	$58,750	$5,517,498	as required
03400	Structural Precast Concrete	--	--	$1,476,943	Hollow Core Plank
03000	**CONCRETE & MASONRY**

Code	Description	Site	Clubhouse	(112)Unit Bldg. x 2	Notes
05000	**METAL**	Site	Clubhouse	(112)Unit Bldg. x 2	
05100	Structural Steel	--	$2,936	$48,834	Structure
05700	Misc Metals	--	--	$276,725	Aluminum Handrails & Stair Rails
05000	**METAL**				
06000	**WOOD AND PLASTICS**	Site	Clubhouse	(112)Unit Bldg. x 2	
06300	Lumber Material	--	$4,965	$95,963	as required
06100	Rough Carpentry	--	$12,606	$165,458	as required
06101	Trim Material	--	$1,962	$120,365	as required
06200	Finish Carpentry	--	$5,333	$189,640	as required
06170	Trusses	--	$11,225	$117,563	as required
06400	Cabinets	--	$9,027	$790,715	as required
06000	**WOOD AND PLASTICS**				
07000	**THERMAL - MOISTURE**	Site	Clubhouse	(112)Unit Bldg. x 2	
07100	Water Proofing & Caulking	--	$822	$95,959	Incl. Fireproofing & Stopping
07200	Insulation	--	$2,388	$54,260	Attic Insulation
07500	Roofing, Gutters & Downspouts	--	$21,137	$276,725	as required
07000	**THERMAL - MOISTURE**				
08000	**DOORS - WINDOWS**	Site	Clubhouse	(112)Unit Bldg. x 2	
08100	Doors - Frames - Hdwre	--	$5,321	$1,132,092	as required
08400	Glass and glazing	--	$29,185	$1,090,185	as required
08000	**DOORS - WINDOWS**				
09000	**FINISHES**	Site	Clubhouse	(112)Unit Bldg. x 2	
09100	Mtl. Framing / Drywall / Stucco	--	$41,101	$2,907,238	as required
09680	Flooring	--	$8,922	$709,455	as required
09900	Paint	--	$7,184	$677,162	as required
09000	**FINISHES**				
10000	**SPECIALTIES**	Site	Clubhouse	(112)Unit Bldg. x 2	
10100	Misc Specialties	--	$5,867	$122,701	Bathroom Accessories & Extinguishers
10200	Awnings	--	--	$133,479	as required
10000	**SPECIALTIES**				
11000	**EQUIPMENT**	Site	Clubhouse	(112)Unit Bldg. x 2	
11460	Appliances	--	$2,617	$595,105	as required
11000	**EQUIPMENT**				
12000	**FURNISHINGS**	Site	Clubhouse	(112)Unit Bldg. x 2	
12500	Window Treatments	--	by owner	$55,611	as required
12600	FF&E	--	by owner	$0	as required
12000	**FURNISHINGS**				
14000	**ELEVATORS**	Site	Clubhouse	(112)Unit Bldg. x 2	
14200	Elevators	--	--	$752,936	Two Each Apartment Bldg.
14000	**ELEVATORS**				
15000	**MECHANICAL**	Site	Clubhouse	(112)Unit Bldg. x 2	
15300	Fire Sprinklers	--	$5,284	$563,925	as required
15400	Plumbing	--	$21,334	$1,416,651	as required
15500	HVAC	--	$16,432	$900,870	as required
15000	**MECHANICAL**				
16000	**ELECTRICAL**	Site	Clubhouse	(112)Unit Bldg. x 2	
16050	Electric	--	$25,564	$1,854,408	as required
16000	**ELECTRICAL**				
	SUB-TOTAL COST :	$4,754,880	$321,080	$24,702,751	
	SUBCONTRACT BURDEN :	$13,125	$967	$71,726	
	CONTINGENCY :	$0	$0	$0	
	BOND : 0.50%	$23,957	$1,616	$124,915	
		Site	Clubhouse	(112)Unit Bldg. x 2	
	TOTAL ESTIMATED COST :	$4,791,961	$323,665	$24,989,391	**$30,105,037**
	[illegible] / SF:	--	[illegible]	[illegible]	
	[illegible] / SF:	--	[illegible]	[illegible]

Development & Construction Schedule - Pine Ridge Apartments / San Carlos Resort

ID	Task Name	Duration	Start	Finish
1	**Due Diligence:**	45 days	Tue 3/1/16	Mon 5/2/16
2	Property Secured	0 days	Tue 3/1/16	Tue 3/1/16
3	Asbestos Inspection (if applicable)	8 days	Tue 3/15/16	Thu 3/24/16
4	Site Boundary & Topo Surveys	15 days	Tue 3/15/16	Mon 4/4/16
5	Phase I Environmental Survey	25 days	Tue 3/15/16	Mon 4/18/16
6	Soil Borings	15 days	Tue 3/15/16	Mon 4/4/16
7	**Close on Property**	0 days	Mon 5/2/16	Mon 5/2/16
8				
9				
10	**Team Selection Process:**	23 days	Tue 4/19/16	Thu 5/19/16
11	Solicit Professional Services Proposals	15 days	Tue 4/19/16	Mon 5/9/16
12	Review Professional Services Proposals	5 days	Tue 5/10/16	Mon 5/16/16
13	Contract Arch / MEP & Struct Engineers / Civil Eng.	0 days	Thu 5/19/16	Thu 5/19/16
14				
15	**Civil Engineering Drawings:**	210 days	Tue 5/24/16	Mon 3/13/17
16	Wetlands Survey	5 days	Tue 5/24/16	Mon 5/30/16
17	Native Animal Survey	5 days	Tue 5/24/16	Mon 5/30/16
18	Historical Survey	5 days	Tue 5/24/16	Mon 5/30/16
19	Vegetation Survey	5 days	Tue 5/24/16	Mon 5/30/16
20	Residential Impact Study	10 days	Tue 5/24/16	Mon 6/6/16
21	Traffic Impact Study	10 days	Tue 5/24/16	Mon 6/6/16
22	Site Plans	90 days	Tue 5/24/16	Mon 9/26/16
23	Submit Site Development Drawings	0 days	Tue 9/27/16	Tue 9/27/16
24	Site Development Review process	90 days	Wed 9/28/16	Tue 1/31/17
25	Site Development Comments	0 days	Wed 2/1/17	Wed 2/1/17
26	Site Development re-submittal	0 days	Tue 2/21/17	Tue 2/21/17
27	**Site Development Permit Issued**	0 days	Mon 3/13/17	Mon 3/13/17
28				
29				
30	**Architectural/ MEP / Structural - Drawings**	277 days	Mon 5/23/16	Tue 6/13/17
31	Architectural / Structural / MEP Plans	120 days	Mon 5/23/16	Fri 11/4/16
32	Architectural / Structural / MEP Plans- Submittal to County	0 days	Thu 2/2/17	Thu 2/2/17
33	Architectural Plan Review process	60 days	Mon 2/6/17	Fri 4/28/17
34	Architectural Plan Review Comments	0 days	Mon 5/1/17	Mon 5/1/17
35	Architectural Plan Review Re-submittal	0 days	Mon 6/12/17	Mon 6/12/17
36	**Building Permit Issued**	0 days	Tue 6/13/17	Tue 6/13/17
37				
38	**Budget - Finance**	28 days	Fri 2/3/17	Tue 3/14/17
39	Site Development / Architectural Plans for pricing	21 days	Fri 2/3/17	Fri 3/3/17
40	Finalize Project Construction pricing	0 days	Mon 3/6/17	Mon 3/6/17
41	Complete Cost Analysis / Final Performa	5 days	Tue 3/7/17	Mon 3/13/17
42	Financial Budgets approved for Construction	0 days	Tue 3/14/17	Tue 3/14/17
43				
44	**Construction Duration:**	387 days	Wed 6/28/17	Thu 12/20/18
45	Construction - Pine Ridge Apartments	260 days	Wed 6/28/17	Tue 6/26/18
46	Construction - San Carlos Resort	387 days	Wed 6/28/17	Thu 12/20/18

Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
3/1
5/2
5/19
9/27
2/1
2/21
3/13
2/2
5/1
6/12
6/13
3/6
3/14

Page 1

GATES Staff Organization Chart

Executive Management
Todd Gates
Chairman
General Contractor
John Hayes, President and CEO
Project Executive
BS Construction Mgmt
General Contractor
David Crutchley, COO
Master Scheduler / Safety Director
BS Construction Mgmt
General Contractor
Frank Sulade
Safety Consultant
OSHA Trainer
USACE Health & Safety Instructor
George Kolesarik
Dir. of Information Technology
MS Information Systems Mgmt
Marketing / Business Development
Bridget Trombley
Director of Mktg & Bus. Development
Jay Tufino
Bus. Development Asst
Laura Sweeting
Marketing Asst
FL Licensed Real Estate Sales Associate
Notary Public
Pre-Construction Services
Tom McQueary
Sr. Estimator / Preconstruction Services
BS Construction Mgmt
Steve Knecht
Virtual Design & Construction Mod.
BS Media Arts & Animation
Justin Narine
Estimator / Pre-Construction Services
BS Construction Mgmt
Paul Furtan
Sr. Estimator / Pre-Construction Services
Craig Weaver
Estimator / Pre-Construction Services
Project Management
Marco Fotecha, LEED AP
Project Director
OSHA & ADHE Certified
SFWMD Certified
BS Civil Engineering
MA Structural Eng.
Ron Riccardi
Project Manager
FL Building Contractor
LA GC Licensed
Post Tension Inspector
SFWMD Certified
Ryan Shoup
Asst Project Mgr
BS Construction Mgmt
Michael Gantzert
Sr. Project Manager
BS Construction
OSHA Certified
SFWMD Stormwater Inspector
Thomas Stank
Project Manager
MI Business Mgmt
OSHA Certified
David Traaf
Sr. Project Manager
SFWMD Stormwater Certified
Karl Indusen
Sr. Project Manager
OSHA Certified
NY Superintendent License
William Postena
Project Manager
BS Management
Hazard Training
SFWMD Stormwater Certified
Accounting & Human Resources
Marci Tebault-Tozzan
Chief Financial Officer
MBA, CCIM
Sharon Sickels
HR Manager
Personnel Mgmt
Training
Richelle McClain
Accounts Payable
Administrative Services
Karen Swaddingen
Administrative Asst.
Notary Public
Becky Craig
Project Coordinator / Permit Expediter
OSHA Certified
Notary Public
Rose Collins
Project Coordinator
Notary Public
Angie Sugg
Project Coordinator
BS Business Mgmt
Project Supervision
Robert Fike
Superintendent
OSHA Certified
SFWMD Stormwater Certified (advanced)
Wayne Herbert
Superintendent
OSHA Certified
Robert Whitehead
Superintendent
OSHA Certified
Allen Dibari
Superintendent
OSHA Certified
SFWMD Stormwater Certified
Michael Boyd
Superintendent
OSHA Certified
CAD, FFS CPR, LH & RKT Training
Dick Mixed
Superintendent
OSHA Certified
SFWMD Stormwater Inspector
Raul Rodriguez
Superintendent
Florida DEP Inspector
SFWMD Stormwater
Kirk Dickey
Superintendent
OSHA Certified
SFWMD Stormwater Inspector
Howard Zable
Superintendent
Certified General Contractor
SFWMD Stormwater Certified
Jordan Fike
Residential Superintendent
Curtis Kimes
Superintendent
OSHA Certified
SFWMD Stormwater Certified
Stuart Waldbaugh
MEP Superintendent
Master Electrician
Master Plumbing and Heating
Randy Jacobsen
Asst MEP Superintendent
BS Management
OSHA Certified

Extensive Experience. Proven Results.

GATES

Extreme Evolution Group, LLC
Contractor Qualifications

Resumes of Key Team Members

Todd Gates, Chairman
Project Executive

Years of Experience: 33

Type of Work:
Healthcare, Education, Government, Recreation, Industrial, Commercial, Retail, High Rise, Multi-Family, Office Building, Clubhouse & Hospitality, Mixed-Use

Position/Capacity:
Chairman

Cost Range:
$1 MM - $150 MM

Education and Active Registrations:
General Contractors License
CBC1508571

As Founder and Chairman, Mr. Gates provides executive management oversight and support for all GATES projects. He is responsible for all financial aspects of the company. He is involved in Owner contract negotiations and participates in applicable Owner/Architect/Contractor meetings. He is also very involved in the schedules for every GATES project.

A native of Virginia, Mr. Gates has been visiting Southwest Florida since 1969 and moved permanently to the area in 1984. In 1993, Mr. Gates founded GATES. Today, the firm is a fully integrated construction management, general contracting and design-build firm with offices in Florida, North Carolina and the Republic of Panama.

Mr. Gates' leadership and community service includes serving as an advisor, board member or chair for the Economic Development Council of Collier County (EDC), Christian Chamber of Southwest Florida, Collier Building Industry Association, Lee County Economic Development Horizon Council, Lee Memorial Health System Foundation, Children's Hospital of Southwest Florida, Junior Achievement, the President's Council, Chamber of Southwest Florida, Fellowship of Christian Athletes, Hodges University, and many others.

As acknowledgement of his commitment and dedication to the community, Mr. Gates has been recognized as one of Gulfshore Life Magazine's "Men of The Year" as well as one of the Education Foundation of Collier County's "Men of Distinction" and "Entrepreneur of the Year" by Gulf Coast Business Review. Mr. Gates is a graduate and highly active alumni member of Leadership Florida. The members of Leadership Florida are dedicated not only to their local communities, but to their statewide community. In 2008, he was recognized by Gulfshore Business Magazine as one of the "Top 50 Power Players" in Southwest Florida, ranking him in the top 10 on the list.

Mr. Gates was instrumental in starting the "Soaring with Eagles Program" aimed at the area's numerous retired CEO's and military leaders. He is also an active supporter of numerous local charities including children's healthcare organizations and wounded veterans programs.

Sampling of Project Experience

- Seminole Hotel Casino Addition/Renovation - Immokalee, FL
- Miromar Clubhouse - Estero, FL
- Ritz Carlton Renovation - Naples, FL
- Cypress Woods Golf & Country Club, Naples, FL
- LeeSar Regional Service Center – Fort Myers, FL
- Lee County Emergency Operations Center – Fort Myers, FL
- Florida Southwestern State College Weiss Health Sciences Laboratory – Naples, FL
- NCH Briggs Health Care Pavilion – Naples, FL
- Lee County Emergency Operations Center, Ft. Myers, FL
- InfiLaw Corporate Offices (Class A) – Naples, FL
- Scripps/Naples Daily News Offices, Print & Distribution - Naples, FL

Extensive Experience. Proven Results
GATES

Extreme Evolution Group, LLC
Contractor Qualifications

Resumes of Key Team Members

John Hayes, President
Project Executive

Years of Experience: 36

Type of Work:
Clubhouse & Hospitality, Healthcare, Government, Medical, Educational, Industrial, Commercial, Retail, High Rise, Multi-family, Office Building, Mixed-Use

Cost Range:
$20 K - $150 M

Education and Active Registrations:
BS Building Construction - High Honors / Dunwoody Industrial College of Building Construction

General Contractors License
CGC047214
CGC1516270

As President, Mr. Hayes provides executive management oversight and support for all GATES projects. He negotiates Owner contracts and will participate in the Owner/Architect/Contractor meetings. He also reviews Weekly Reports and schedules for every GATES project.

Mr. Hayes has over three decades of experience in the construction industry. As President and CEO of GATES Construction and President of GATES Butz Institutional Construction LLC, he oversees all construction operations for GATES projects throughout Florida. Mr. Hayes is a qualifier for both entities and has played a key role in contributing to and assisting in management of the company's growth.

Starting his construction career in his home state of Minnesota, Mr. Hayes graduated with highest honors from the Dunwoody Industrial College, School of Building Construction. His diverse range of projects through the years has included office buildings, government facilities, educational facilities, medical facilities, retail, commercial and luxury high-rise. A state licensed general contractor, Hayes has been involved in the industry as both the builder and developer.

Extremely active in the Southwest Florida community, Mr. Hayes is past Chairman of the Commercial Builders Council of the Collier Building Industry Association (CBIA), past Director of the CBIA, and past Director and treasurer of the Pelican Bay Rotary. He is a former board member for the Lee County Building Industry Association (BIA). Most recently Mr. Hayes was appointed as a Member of The City of Fort Myers Building & Zoning Oversight Committee. He also serves as a board member for The Education Foundation for Lee County Public Schools. An avid sports fan, he has coached Jr. Everblades travel hockey for the past fifteen years and most recently was appointed to the coaching staff of the Florida Alliance AAA01 team.

Sampling of Project Experience

- Mirasol II 50 unit Condominium - Estero, FL
- The Atrium 192 unit Condominium - Advetura, FL
- Eagles Nest 69 unit Condominium - Marco Island, FL
- Marco Beach Ocean Resort 102 unit Condominium - Marco Island, FL
- The Sands 100+ unit Condominium - Marco Island, FL
- Eagle Cay 100+ unit Condominium - Marco Island, FL
- St. Lucia Gardens at Pelican Bay 16 unit Condominium - Naples, FL
- St. Simone at Pelican Bay 32 unit Condominium - Naples, FL
- St. Kits at Pelican Bay 36 unit Condominium - Naples, FL
- St. Vincents at Pelican Bay 36 unit Condominium - Naples, FL
- St. Thomas at Pelican Bay 36 unit Condominium - Naples, FL
- St. Tropez at Pelican Bay 52 unit Condominium - Naples, FL
- St. Lucia at Pelican Bay 70 unit Condominium - Naples, FL
- St. Maarten at Pelican Bay 90 unit Condominium - Naples, FL
- The BriEany at Park Shore Beach 127 unit Condominium - Naples, FL
- Fiddlers Creek 4,000 Acre Development - Naples, FL
- Ritz Carlton Interior Renovation - Naples, FL
- NCH Briggs Wellness Center - Naples, FL

Extensive Experience. Proven Results
GATES

Extreme Evolution Group. LLC
Contractor Qualifications

Resumes of Key Team Members

David Czoschke, Chief Operations Officer
Safety Director/Master Scheduler

Years of Experience: 30

Type of Work:
Clubhouse & Hospitality, Healthcare, Government, Medical, Educational, Industrial, Commercial, Retail, High Rise, Multi-Family, Office Building, Mixed-Use

Cost Range:
$20 K - $150 M

Education and Active Registrations:
CGC1509625
BS Construction
Int. Reg. Safety Officer® – IBOEHS:
Cert.Reg. Safety Mgr® – IBOEHS:
OSHA Construction Outreach Trainer
10, 30, and 500 OSHA for Construction Industry

As the Chief Operations Officer, Mr. Czoschke provides executive management oversight and support for all GATES projects. He negotiates Owner contracts and participates in the Owner/Architect/Contractor meetings. He also reviews the Weekly Reports and schedules for every GATES project. Mr. Czoschke has completed the OSHA Construction Outreach Trainer Course and is a Certified Safety Inspector. He conducts monthly safety meetings and conducts regular job site visits and inspections.

As Project Control/Scheduler, Mr. Czoschke brings to each project the right combination of extensive field construction experience, combined with a thorough and detailed knowledge of project control systems. This experience enables him to forecast progress and initiate creative solutions. He works closely with the project manager to determine work sequences and critical dates by which various work activities must be finished, if the work is to progress timely, smoothly, and efficiently.

Mr. Czoschke's construction career began in 1984. While completing his studies and internships in his home state of Wisconsin, Mr. Czoschke developed a broad background in structural design, drafting and construction. He received his general contractors license in the state of Arkansas where he practiced general contracting from 1997-1999.

Mr. Czoschke has served both as project manager and as a business owner involved with a variety of construction projects nationally. Drawn by the exciting growth of the region, in 1999 he came to work in Southwest Florida as a Project Manager until joining GATES in 2000. Since joining

Sampling of Project Experience

- The Atrium 192 unit Condominium - Adventura, FL
- Eagle Cay 100+ unit Condominium - Marco Island, FL
- Mirasol II 50 unit Condominium - Estero, FL
- All Seasons Naples Senior Community - Naples, FL
- Talis Park Clubhouse - Naples, FL
- Miromar Clubhouse - Estero, FL
- Shadow Wood Clubhouse - Bonita Springs, FL
- Hampton Inn 120 Room Hotel with clubhouse, gym and pool - Ft. Myers, FL
- Copperleaf at the Brooks Clubhouse Addition/Renovation - Bonita Springs, FL
- Beau Mer Condominium Exterior Refurbishment - Naples, FL
- Island Country Club Remodel - Marco Island, FL
- Cypress Woods Country Club Addition/Renovation - Naples, FL
- Eagle Lakes Community & Recreation Center - Naples, FL
- Lee County EOC - Ft. Myers, FL

Extensive Experience. Proven Results
GATES

Extreme Evolution Group, LLC
Contractor Qualifications

Resumes of Key Team Members

Marco Petretta, LEED AP®, ASHE Certified
Project Director

Years of Experience: 20

Type of Work:
Clubhouse & Hospitality, Healthcare, Government, Medical, Educational, Industrial, Commercial, Retail, High Rise, Multi-Family, Office Building, Mixed-Use, Hotels, LEED Facilities

Cost Range:
$20 K - $120 M

Education and Active Registrations:
B.S. Civil Engineering
M.A. Structural Engineering
University of Toronto

LEED Accredited Professional
ASHE Healthcare Construction

Marco Petretta brings 20 years of construction industry experience and a track record of successful clubhouse and resort projects to his role as Project Director for your project. He will oversee all pre-construction and construction phase operations.

His career has focused on the construction of country club & resort, luxury high rise condominiums, educational, municipal, commercial, and retail projects. Mr. Petretta has a wealth of experience in overall project management and with his structural engineering background he brings additional skills and knowledge to our team. His excellent management skills and variety in project experience make him a valuable asset to every project in which he is involved.

Mr. Petretta is responsible for the overall project coordination from the pre-construction stage and permitting through to owner occupancy. With a wealth of project-relevant experience, Mr. Petretta will work closely with our Project Manager and Project Superintendent to ensure the project goals and objectives are met.

Sampling of Project Experience

- Mirasol II 50 unit Condominium - Estero, FL
- Marco Beach Ocean Resort 102 unit Condominium - Marco Island, FL
- Sanibel Passage 50 unit Condominium - Ft. Myers, FL
- Trieste at Bay Colony 106 unit Condominium - Naples, FL
- Sienna Condominium - Ft. Myers, FL
- Jupiter Yacht Club 8-Story Waterfront Condominiums - Jupiter, FL
- Palermo at The Colony 71 unit Condominium - Bonita Springs, FL
- Waterside IV Condominium - Ft. Myers Beach, FL
- Vie Delfino 33 unit Condominium - Singer Island, FL
- Crown Colony Golf & Country Club Clubhouse - Ft. Myers, FL
- Shadow Wood Clubhouse - Bonita Springs, FL
- Marco Island Marriot Beach Resort - Marco Island, FL
- One Singer Island Club & Spa - Singer Island, FL
- LaPlaya Resort 189 Room Luxury Resort - Naples, FL
- Naples Sailing & Yacht Club - Naples, FL
- Cambria Hotel and Suites - Ft. Lauderdale, FL

Extensive Experience. Proven Results
GATES

Extreme Evolution Group, LLC
Contractor Qualifications

Professional Licenses

Please see below general contractor licenses for Todd Gates, Chairman, and John Hayes, President and CEO, qualifiers for GATES Construction.

RICK SCOTT, GOVERNOR — KEN LAWSON, SECRETARY

STATE OF FLORIDA
DEPARTMENT OF BUSINESS AND PROFESSIONAL REGULATION
CONSTRUCTION INDUSTRY LICENSING BOARD

LICENSE NUMBER: [illegible]

The GENERAL CONTRACTOR
Named below IS CERTIFIED
Under the provisions of Chapter 489 FS.
Expiration date: AUG 31, 2016

GATES, TODD EDWARD
GATES RUTZ INSTITUTIONAL CONSTRUCTION, LLC
27599 RIVERVIEW CENTER BLVD STE 206
BONITA SPRINGS FL 34134

ISSUED: [illegible] — DISPLAY AS REQUIRED BY LAW — SEQ# [illegible]

RICK SCOTT, GOVERNOR — KEN LAWSON, SECRETARY

STATE OF FLORIDA
DEPARTMENT OF BUSINESS AND PROFESSIONAL REGULATION
CONSTRUCTION INDUSTRY LICENSING BOARD

LICENSE NUMBER: [illegible]

The GENERAL CONTRACTOR
Named below IS CERTIFIED
Under the provisions of Chapter 489 FS
Expiration date: AUG 31, 2016

HAYES, JOHN ALLAN
GATES CONSTRUCTION
27599 RIVERVIEW CENTER BLVD
SUITE 206
BONITA SPRINGS FL 34134

ISSUED: [illegible] — DISPLAY AS REQUIRED BY LAW — SEQ # [illegible]

Extensive Experience. Proven Results
GATES

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 2/17/2016

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Gulfshore Insurance, Inc.
4100 Goodlette Rd N
Naples FL 34103-3309

CONTACT NAME:
PHONE (A/C, No, Ext): 239-261-3646
FAX (A/C, No): 239-435-0598
E-MAIL ADDRESS: mgleeson@gulfshoreinsurance.com

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Colony Specialty Insurance	
INSURER B : Evanston Insurance Company	
INSURER C : Amerisure Mutual Insurance Company	
INSURER D : Colony Insurance Company	
INSURER E :	
INSURER F :	

INSURED GATBU1
Gates Butz Institutional
Construction LLC dba GATES
27599 Riverview Ctr Blvd Ste 205
Bonita Springs FL 34134

COVERAGES **CERTIFICATE NUMBER:** 1878571903 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
D	GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS-MADE X OCCUR X 2,500 GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC	Y	Y	103GL001029400	7/15/2015	7/15/2016	EACH OCCURRENCE	$1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$100,000
							MED EXP (Any one person)	$5,000
							PERSONAL & ADV INJURY	$1,000,000
							GENERAL AGGREGATE	$2,000,000
							PRODUCTS - COMP/OP AGG	$2,000,000
								$
A	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS			103GL001029800	7/15/2015	7/15/2016	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
B	UMBRELLA LIAB OCCUR X EXCESS LIAB X CLAIMS-MADE DED X RETENTION $0			MKLV20LE102450	7/15/2015	7/15/2016	EACH OCCURRENCE	$10,000,000
							AGGREGATE	$10,000,000
								$
C	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? N (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		WC205197112	9/30/2015	7/15/2016	X WC STATU-TORY LIMITS OTH-ER	
							E.L. EACH ACCIDENT	$1,000,000
							E.L. DISEASE - EA EMPLOYEE	$1,000,000
							E.L. DISEASE - POLICY LIMIT	$1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Certificate Holder is included as Additional Insured on a primary noncontributory basis, per form U407-0707 in regards to General Liability only as required by written contract, includes ongoing operations per form CG2010 0704 and ongoing operations and completed operations per form CG2037 0704. Waiver of subrogation in favor of certificate holder in regards to the general liability per form U047-0310, when required by written contract. Waiver of Subrogation in favor of the Certificate holder in regards to Workers Compensation per form WC000313 0484, when required by written contract. Umbrella follows form.

CERTIFICATE HOLDER

Pine Ridge Apartments, LLC
1710 estero blvd. #6
Fort Myers Beach FL 33931 Lee

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

EXPERIENCE PORTFOLIO

GATES

Florida's Premier Builder

Over the years we have had the honor of building many of the landmarks where we live, work, learn, worship and play.

We thank our many repeat clients, associates and colleagues for making **GATES Construction** the **top choice in builders**. We look forward to learning more about your next project.

Florida • USA • Colombia • Republic of Panama

27599 Riverview Center Blvd. | Suite 205 | Bonita Springs, Florida 34134 | T 239.597.3777 | F 239.598.0477 | www.GATESinc.com

EXPERIENCE | PORTFOLIO

GATES was founded in 1993 as Southwest Florida began to come of age. As this new frontier was born, so was the demand for high quality construction in **virtually every market sector**: commercial, multi-family, residential, retail, hospitality, industrial, institutional, healthcare and country club lifestyle projects. GATES was at the forefront as a general contracting and construction management firm and quickly gained a reputation for quality construction and **exceeding clients' expectations**. Our diverse portfolio can be attributed to the growth in what was known at the time as "boom town". Through strategic planning and a team of highly experienced construction professionals, GATES has emerged from humble beginnings and is recognized today as one of the area's **leading construction firms**.

GATES is a full-service construction management, general contracting and design/build firm with offices in Florida, North Carolina and the Republic of Panama.

GATES Construction provides the project [illegible] that ensure results which accurately reflect our client's objectives. Many construction firms may appear comparable. However, the real difference is in the project delivery – the **collaborative and cooperative** work we share with the owner, architect, and other team members, combined with the in-depth experience we bring.

Our services include:

- Site Evaluation
- Permitting / Entitlements
- Design-Build
- Pre-construction
- Systems Analysis
- Design Review
- Budget Estimating
- Value Engineering
- Life-Cycle Cost Analysis
- Constructability Analysis
- Construction Scheduling
- Quality Control
- Cost Control
- Change Order Management
- Transition Planning
- Warranty

GATES EXTENSIVE EXPERIENCE. PROVEN RESULTS.

EXPERIENCE PORTFOLIO

GATES CONSTRUCTION

- **Commercial**
  - Retail
  - Office
  - Specialty
- **Healthcare**
  - Hospital
  - Medical Office
  - Dental Office
- **Residential**
  - Custom Home
  - Multi-Family
  - Condominium
  - Senior Living
- **Industrial**
  - Warehouse
  - Manufacturing
  - Distribution Center
- **Hospitality**
  - Hotel
  - Clubhouse
  - Restaurant
  - Recreational
  - Amenities
- **Educational**
- **Government**
- **Religious**
- **Clubhouse**
- **Special Projects**
  - Renovations
  - Tenant Improvements

GATES CONSTRUCTION

Retail
Office
Specialty

COMMERCIAL

SUPER TARGET
Target Stores ranked
GATES performance a
"Perfect 10"

COMMERCIAL

"I've worked with a lot of different contractors over the past several years and I have to tell you that so far my experience with your company has been one of, if not **the most impressive**, that I've been associated with. It's hard to remember working with a group that was this knowledgeable, hardworking and dedicated to making their employer look good and at the same time doing whatever they could to make the client's job easier. The timing and quality of the product GATES produces is hard to match. **You guys have set the bar pretty high for us to compare others to.**"
Mark Begault, CBRE

"We have been in our building a year now so I can speak to **the commitment** that GATES Construction has to their follow through after the project is complete. They have been responsive with tending to warranty issues....
GATES will be **my first choice**
for any future opportunity."
Larry Pronovost, AIA Director of Facility Development and Construction, The Inflow System

ICSC MEMBER

EXPERIENCE PORTFOLIO

COMMERCIAL

TARGET

MIROMAR OUTLETS

NAPLES ZOO

SILVERSPOT CINEMA

City Mattress

Walmart

RaceTrac

Pier 1 imports

SINCE 1975 WILSON LIGHTING

AutoZone

FIFTH THIRD BANK

STOCK DEVELOPMENT

BEST BUY

Thomasville

OfficeMax

DSW SHOE WAREHOUSE

SPORTS AUTHORITY

BED BATH & BEYOND

HESS

HORIZON BUSINESS SERVICES, INC.

CAMUTO GROUP

chico's FAS INC

EXPERIENCE PORTFOLIO

COMMERCIAL - RETAIL

Silverspot Cinema – North Carolina

RaceTrac
RaceTrac

Target Stores

HESS
Hess

Walmart

Cameron Commons

COMMERCIAL - OFFICE

Horizon Business Center

Interior Office

Stock Development Corporate

Center at the Springs

Fifth Third Bank

EXPERIENCE PORTFOLIO

GATES CONSTRUCTION

Hospital
Medical Office
Dental Office

HEALTHCARE

HEALTHCARE

"A **high quality construction** project that culminated in a state-of-the-art medical office facility....This was a challenging project, not only due to the tight site restrictions, but also due to the requirement of maintaining our existing operations without disruption... It has been **a pleasure working with your firm**..."
Jack Ullrich, Director of Real Estate
NCH Healthcare System

"We wanted to be sure to let you know **how pleased we are with the work** you, and the entire team, have done for us. Everyone has truly been a pleasure to work with...
Thank you, again, for everything."
Dr. Jody E. Talbott, Ph.D

"We continue to receive comments on the **quality** of the building...You and your team of construction professionals are to be commended for your accomplishments of successfully completing this project on time, on budget, and at the highest quality possible.
Donald C. Anderson
Health Park Ventures, LLC

ASHE

EXPERIENCE PORTFOLIO

HEALTHCARE

NCH Healthcare System

Golisano Children's Hospital of Southwest Florida

Lee Memorial Health System

all seasons NAPLES

THE JACKSON CENTER

MASSA DENTAL CENTER

PHYSICIANS REGIONAL HEALTHCARE SYSTEM

MADISON EYE ASSOCIATES

Anchor Health Centers

Hazelden Betty Ford Foundation

The Neuropsychology & Memory Center, P.A.

ihs

Naples Endodontics

Family Health Centers of Southwest Florida, Inc.

Galleria Dentistry

health|care network of southwest florida

Advanced Dermatology & Cosmetic Surgery

THE ANIMAL MEDICAL HOSPITAL OF NAPLES

EXPERIENCE PORTFOLIO

HEALTHCARE

Lee Memorial Hospital Outpatient Center

Anchor Health Center

Andrews Professional Center

Healthpark Commons

EXPERIENCE PORTFOLIO

GATES CONSTRUCTION

Custom Home
Multi-Family
Condominium
Senior Living

RESIDENTIAL

From the beginning, we have been building luxury custom designed homes in Southwest Florida. It takes an experienced team to bring together quality craftsmanship, aggressive scheduling and competitive pricing to build a custom home that accurately reflects your vision and enhances your lifestyle while respecting your budget and timelines.

Our work has been recognized by the building industry with numerous awards bestowed on us. GATES is the only contractor to have been awarded the "Grand Award for Perfect Score" on a residential project by the Collier Building Industry Association.

From your ideas to the architect's design, to ground breaking and furnishings, GATES will provide the planning, permitting and skilled craftmanship to complete your custom home. Whether you are renovating or building new, GATES promises to exceed your expectations.

fhba NAHB

RESIDENTIAL

EXPERIENCE PORTFOLIO

RESIDENTIAL

PELICAN BAY

PINE RIDGE ESTATES

TALIS PARK

FORT ROYAL

The Town of Fort Myers Beach
Established 1995

BEACH & GOLF CLUB
MIROMAR LAKES

PARK SHORE

LIVINGSTON WOODS

The ATRIUM

Bonita Bay

all seasons
NAPLES

Aqualane Shores

BAY COLONY

Quail Creek

Cathari Reserve Country Club

QUAIL WEST
NAPLES

EXPERIENCE PORTFOLIO

RESIDENTIAL

Private Estate

Private Estate

EXPERIENCE PORTFOLIO

RESIDENTIAL – SENIOR LIVING

All Seasons

Village

Bible Fellowship Home

Spring Creek

Center

GATES

INDUSTRIAL

"GATES excelled at being a '**team player**' with all our consultants and international specialty vendors. It was your coordination of the design, construction and installation teams that was instrumental in the overall success of our project. I would recommend GATES to anyone looking for a **highly qualified** team of professionals. It is evident that GATES is **dedicated to exceeding** their client's expectations and you certainly have exceeded mine!"

Thomas Sewall
Naples Daily News

"Although this was **truly a one of kind type of project** representing numerous sub specialty departments, multiple professional divisions and a very aggressive schedule, your team performed well under very challenging conditions."

Robert Simpson, President/CEO
LeeSar

AUTHORIZED BUILDER NUCOR BUILDING SYSTEMS

INDUSTRIAL

EXPERIENCE PORTFOLIO

INDUSTRIAL

SCRIPPS

Naples Daily News

LEE SAR

CABLE USA

agere systems

B | BRAUN

CAT®

AT&T Bell Laboratories

GATES
HOSPITALITY

HOSPITALITY

"I would like to personally thank every one of you for making this project a great success! I've received nothing but **rave reviews** from operations regarding the professionalism exuded by the entire project team and the **first class workmanship** performed on this project."
Nathan Hall. The John Hardy Group for The Ritz-Carlton, Naples

"GATES has met each challenge with **professionalism and competence.** The GATES team has added great value to our project and is delivering a building of the highest quality."
Kevin M Williams, AIA, Vice President, BSSW Architects

"They bring an **unparalleled sense of pride** and dedication to their projects. Their efforts clearly go beyond the industry standards."
W. Jeffrey Mudgett
Parker/Mudgett/Smith Architects.Inc.

EXPERIENCE PORTFOLIO

GATES CONSTRUCTION

EDUCATIONAL

EDUCATIONAL

"GATES was instrumental in providing timely options and solutions in **cost control**, product and material selection, and driving the project to a successful completion... GATES will be **my first choice** for any future opportunity!"
Steve Nice, Director, Facilities
Planning and Development
Florida SouthWestern State College

"On many occasions they went **above and beyond what was expected.**
The quality of the workmanship is apparent throughout the project and GATES should be proud of the diligence, dedication, and hard work put forward to make this project a success. It was **a pleasure to work with** GATES and I would readily contract with them again in the future.
David Rice
Former VP of Information Technology and Facilities Management
Hodges University

"You have earned the respect of everyone in the School District... we can count on you to provide **quality workmanship** and get the job done regardless of the circumstances."
William Moore, Former Executive Director, School Support
Lee County Schools

EXPERIENCE PORTFOLIO

EDUCATIONAL

AVE MARIA

FLORIDA GULF COAST UNIVERSITY

SCF

FLORIDA SOUTHWESTERN STATE COLLEGE

VILLAGE SCHOOL

ROYAL PALM ACADEMY

HODGES UNIVERSITY

RMA

CCPS

Collier County Public Schools

MONTESSORI ACADEMY OF NAPLES

Hodges University

Health Sciences Hall

Student Services

Gymnasium

EDUCATIONAL

GATES
CONSTRUCTION

GOVERNMENT

GOVERNMENT

"...This project is of a **highly technical** nature and GATES has consistently stayed on top of the quickly changing technology environment to assure that Lee County will start with **a state-of-the-art facility**, ready to engage any emergency that might arise. I highly recommend GATES as a construction manager for any project they are solicited and would select them again for other work in Lee County."

Bob Taylor, Senior Project Manager
Lee County Dept. of Construction & Design

"I suggest that you place me on the top of any reference list. As I've done for a very select few GC's, I would be more than happy and willing to respond to any telecom inquiry from a future client as to the **quality of work** that GATES produces. Please tell any potential client to **feel free to call me.**"

Mark S. Friedman, AIA, NCARB
Architect / Construction Manager
Construction Management Division, Public Works Department City of Fort Lauderdale
City Hall, Fourth Floor

EXPERIENCE PORTFOLIO

SEMINOLE COUNTY
FLORIDA'S NATURAL CHOICE

Bonita Springs Utilities, Inc.

LEE COUNTY
SOUTHWEST FLORIDA

CITY OF FORT LAUDERDALE

Collier County

FRANKLIN COUNTY

GOVERNMENT

GOVERNMENT

Seminole County

Ft. Lauderdale Fire Station

GATES
CONSTRUCTION
RELIGIOUS

RELIGIOUS

Vanderbilt Presbyterian Church

Unity Church of Bonita Springs

Hazelden Addiction Center Chapel

Ave Maria Guest House

Ave Maria School of Law

Royal Palm Academy

North Naples United Methodist Church Village School

Temple Beth El

Temple Beth El Addition

St. Mark's Episcopal Church

St. John's United Church of Christ

Trinity Lutheran Church

St. Luke's Church

The Cathedral Church of St. Catharine of Siena

St. Joseph's Church

Immaculate Conception Church

First Presbyterian Church

Cedar Crest Bible Fellowship Church

Faith Evangelical Free Church

RELIGIOUS

North Naples Church

Royal Palm Academy
Semper Altius

Vanderbilt Presbyterian Church

First Presbyterian Church

unity

Ave Maria University

Cedar Crest Bible Fellowship Church

Saint Catharine of Siena

ST. JOHN'S UNITED CHURCH OF CHRIST

RELIGIOUS

Temple Beth El

Vanderbilt Presbyterian Church

Ave Maria University

EXPERIENCE PORTFOLIO

GATES
CLUBHOUSE

"Thank you for your commitment, leadership and professionalism during our kitchen, bar and lanai project. We are very pleased with the finished product."
Copperleaf Board and Management

"Your team brightened the faces of so many of our members. Please accept this token of our appreciation to brighten your office or home table".
Gulf Harbour Yacht & Country Club

Miromar Golf Clubhouse and Cart Barn
BEST CLUBHOUSE IN THE NATION Award by the National Association of Home Builders
(2011 & 2012)

Pinnacle Award for Best Clubhouse
Lee Building Industry Association
(2011 & 2012 & 2013)

Sand Dollar Award for Best Clubhouse
Collier Building Industry Association (2013)

Shadow Wood Country Club
Voted Clubhouse Renovation of the Year by GOLF, INC. 2013

Vyne House Clubhouse at Talis Park
Sand Dollar Award-Winning Project
Best Commercial Project - 2014

CLUBHOUSE

EXPERIENCE PORTFOLIO

CLUBHOUSE

Quail West
Naples

Miromar Lakes
Beach & Golf Club

Talis Park
Naples Florida

Gulf Harbour
Yacht & Country Club

Windstar
On Naples Bay

Copperleaf
at The Brooks

Shadow Wood
Country Club

Bonita Bay Club®

Cypress Woods

Highland Woods
Golf & Country Club

The Club Pelican Bay

The Glades
Golf & Country Club

Island
Country Club

EXPERIENCE PORTFOLIO

CLUBHOUSE

Fitness Center / Spa
Copperleaf Country Club
Outdoor Seating

GATES
CONSTRUCTION

SPECIAL PROJECTS

TENANT IMPROVEMENTS AND SPECIAL PROJECTS

GATES' portfolio includes projects **of every size and shape** from demolition, façade improvements, site work and infrastructure, to office build-outs, physician offices, salons, and restaurants-virtually any type of remodel or expansion. GATES serves as the Continuing Contracts Construction Manager for a number of public entities handling projects from as small as several thousand dollars and up. **No matter what size project**, when you engage GATES Construction, we bring the same level of care and professionalism to every project.

Our clients also benefit from the company size. As one of the largest contractors in the area, we enjoy a much stronger **buying power** with the subcontractor market with savings that all of our clients can benefit from. With a large portion of the market share under our contract, subcontractors give us their very best pricing knowing they will receive enough work to make it worthwhile - a savings that we pass directly on to you.

With GATES Construction you will get the best of both worlds – the personal care and attention of a small company coupled with the most competitive pricing and buying power of a large company. We also offer the very best in warranty service including a post construction 11-month walk through. But our commitment doesn't end there. Our principals are only a phone call away and **we stand behind our work** long after the project is complete!

EXPERIENCE PORTFOLIO

SPECIAL PROJECTS

HVAC Replacement

YMCA Aquatic Center

Pediatric Clinic II

Wealth Management

Burroughs Home Pavilion

Naples Zoo

Retail Center

Law Firm II

Children's Playground

EXPERIENCE PORTFOLIO

GATES
Simply Your Best Partner...
GATES Construction
27599 Riverview Center Blvd.
Suite 205
Bonita Springs, Florida 34134
T 239.593.3777 | F 239.593.3477
www.GATESinc.com

 pg. 22

tERMS AND CONDITIONS OF THE OFFERING

The following is a summary of the certain principal terms of the proposed investment in PINE RIDGE APARTMENETS, LLC

The Company	Pine Ridge Apartments, LLC is a Florida Limited Liability Company.
Security Offered

The Noteholders shall hold a Junior Lien on all the Assets of the Company as defined in this Offering in an amount never to exceed 75% of the “As-Completed” value of the property during the construction phase, and never greater than 75% of the “As-Is Value” of the property after the completion of Construction as detailed in this Offering.

Company Managers	Biographies of all Managers can be found starting on Page 83 of this Offering.

Minimum Capital Commitment	Each investor will be required to purchase a minimum of One – Secured Debt Note.
The Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 14,000 Secured Debt Notes, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $3,000,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $14,000,000 will be received from the offering. No Secured Debt Notes are being offered by any selling Noteholders. The Company will receive all proceeds from the sale of Secured Debt Notes after the minimum of $3,000,000 has been reached. All Secured Debt Note Proceeds will be administered by AltaVista Capital Markets, LLC. The proceeds of the Secured Debt Notes will remain in an account maintained by FundAmerica “for the benefit of Pine Ridge Apartments, LLC” until disbursed pursuant to the terms and conditions of this Offering. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $3,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases Secured Debt Notes after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s Secured Debt Notes will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Interest Distributions

Interest shall be paid to the Investors Annually. Interest due for all Notes shall be paid on the following dates each year:

•

Secured Debt Notes purchased during the First Calendar Quarter of 2016 will be paid on the Last Business Day of April 2018, 2019, 2020 and 2021.

•

Secured Debt Notes purchased during the Second Calendar Quarter of 2016 will be paid on the Last Business Day of July 2018, 2019, 2020 and 2021.

•

Secured Debt Notes purchased during the Third Calendar Quarter of 2016 will be paid on the Last Business Day of October 2018, 2019, 2020 and 2021.

•

Secured Debt Notes purchased during the Fourth Calendar Quarter of 2016 will be paid on the Last Business Day of January 2019, 2020, 2021 and 2022.

Principal Repayment Early Repurchase of Notes by the Company Voting Rights Ranking Advancement of Secured Debt Note Proceeds Reports to Investors

All Principal shall be paid to the Investor at Maturity (Five Years) or at any early redemption made by the Company.

All Secured Debt Notes repurchased by the Company in Months 1-12 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional six months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 13-24 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional five months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 25-36 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional four months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 37-48 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional three months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 49-54 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional two months of interest. No fractional Secured Debt Notes shall be repurchased.

All Secured Debt Notes repurchased by the Company in Months 55-59 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional one month of interest. No fractional Secured Debt Notes shall be repurchased.

Secured Debt Noteholders have NO VOTING RIGHTS

The Secured Debt Notes will be the Company’s Secured Obligations and will:

•

Rank Superior with all future secured indebtedness (unless a Bank Mortgage Loan is obtained, the the Notes will be junior to the Bank Loan Indebtedness);

•

Rank Superior with all existing and future unsecured indebtedness;

•

Be Superior to all of the Company’s (including any future subsidiaries) existing and future secured obligations to the extent of the value of the assets securing such obligations; and

•

Be Superior to all future indebtedness (no current indebtedness) and other liabilities of any future subsidiaries.

The Secured Debt Note proceeds will be administered by FundAmerica, and held in a Business Escrow Account established by FundAmerica. The proceeds of the Secured Debt Notes (less any fees and expenses as detailed in this Offering will remain in an account maintained by FundAmerica in the name of “FundAmerica for the benefit of Pine Ridge Apartments, LLC” until disbursed pursuant to the terms of this Offering. AltaVista Capital Markets, LLC will typically direct FundAmerica to disburse amounts to the Company from time-to-time as acquisition or development advances. For advances of $50,000 or more, AltaVista Capital Markets, LLC will direct FundAmerica to advance the funds direct from the established escrow account direct to the receiver. AltaVista Capital Markets, LLC will not be permitted to direct FundAmerica to make any disbursements to the Company if the Company is in the arrears on its annual interest payments to more than 15% of its Secured Debt Noteholders without a vote of no less than 51% of the Company’s Secured Debt Noteholders. AltaVista Capital Markets, LLC shall not be permitted to direct FundAmerica to make any disbursements of Investor Funds that differs from the Stated Use of Funds Schedule by more than 5% without a favorable vote of more than 51% of the Secured Debt Noteholders.

The Company will furnish un-audited quarterly statements to investors.  The Company’s Accounting Firm, at the expense of the Company, will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP).

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques (including, but not limited to: Real Estate Appraisals, Cost Analysis, Sales Comparisons, and/or Income Capitalization Approaches), to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at. In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company intends to purchase the land for the proposed development for $2,500,000 USD with investment funds raised through this Offering. The legal description of the properties is: 17365 and 17305 San Carlos Blvd. Ft. Myers Beach, FL 33931. The property is vacant land and will be ready for site work to begin upon the close of funding. The Noteholders of this Offering will hold a FIRST or SECOND LIEN POSITION on this property (the Company reserves the right to obtain a Bank Commercial Mortgage Loan in the event the Company cannot sell all of the Secured Debt Notes offered through this Offering). The Company will only maintain a single Senior  Lien, or a Junior Lien with a Bank issued Commercial Loan ONLY to a “Loan to Value” or a “Combined Loan to Value” never exceeding 75% of the “As-Completed Value” of the property during the construction phase, or 75% of the “As-Is Value” of the property after the construction phase of the property as detailed in this Offering. The Company also currently rents office spaces at 1710 Estero Blvd., Unit 6, Fort Myers Beach, Florida 33931.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was formed as a Florida Limited Liability Company in February of 2016. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Pine Ridge Apartments, LLC will operate profitably.

Overview:

Gross offering proceeds of a maximum of $14,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during the complete development and build-out of this project, there is no guarantee that the Company will raise all the funds needed to adequately fund development Operations. The Company has determined that $3,000,000, in addition to traditional bank financing or alternative funding, will be needed to fund planned operations for the first twelve months, though the construction timeline for the completion of the entire development may be much greater.

 pg. 25

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Joe Orlandini

Managing Member & Chief Financial Officer

Age: 43

Orlandini Development, LLC. was founded by Joseph Orlandini.  Mr. Orlandini comes from a strong background of finance, construction, and development and has been a hands on in the field participant for over 20 years.

Mr. Orlandini has construction and development experience most recently on Ft. Myers Beach were he has been a leader in high end residential real estate construction, development, and sales.

Mr. Orlandini also has been involved in several ground up multi-family projects and several renovations.  His experience with land planning, relationship building with the city of Ft. Myers Beach and Lee County has made him an authority on construction and development in the Ft. Myers Beach Area.

Mr. Orlandini is also a forward thinker and he employs the services of the most informed highly educated attorneys, surveyors, land planners, and general contractors available in Southwest Florida.

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

ORLANDINI Development

Project Portfolio

Prepared February 11th, 2016

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

Joseph Orlandini is a real-estate developer from Fort Myers Beach, Florida. He studied construction management at the Henry Ford College in Dearborn, Michigan. For the next six years Joe established Shoreline Construction and Midway Party Store. He built custom homes in Brighton Michigan on Round and Crooked Lake, and he also developed a few small commercial developments in the surrounding area.

Joe started buying, remodeling, and selling condos which led to an epiphany the Palermo project. Joe found Fort Myers Beach, a virtual paradise in stagnation. He took an area of rundown single level housing and started a process of re-gentrification. He would buy up the old homes on the waterfront, demolition them and rebuild multistory custom housing. With this process he was able to create a new market.

It generated higher market pricing, and stimulus to a Hotel, Restaurants, and a redefining of the whole of a major portion of the north end Fort Myers Beach. Joe is currently involved in a $40 million dollar subdivide, permitting a 60 year old restaurant that lies in a flood zone and about $200 million in re-gentrification. Joe is active in his community donating $20 thousand for Baseball dugouts, Relay for life, and Bikes for Christmas for the local kids.

Joe can be contacted at joe@Joe22.com (239)537-1333.

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

Education – Architectural/ Construction management – 1993 - 1995

Residential Development and Residential Construction – 1996 – 2004
Track home building and custom residential construction

Commercial Building & Development – 1999 - 2010
Strip mall Development/Retail buildings and Office Buildings

Management of rentals or the Commercial Retail and Office Building of about 15 units

Licensed Real Estate Professional - 2010 to Current
Florida Real Estate Agent

Residential Redevelopment – 2010 to Current
Island Water Front property redevelopment

Commercial Retail & Vacation Rentals Development – 2012 to Current
Retail Rentals
Renovation of Retail Space
Vacation Rentals

I have purchased several mixed use, multifamily and single family homes in the downtown district. I currently have three commercial rentals and twenty-eight resident seasonal rentals.

Joe can be reached at Joe@joe22.com (239)273-2477.

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

COMPLETED PROJECTS

MIDWAY STRIP MALL

MIDWAY
PARTY STORE

COMPLETED 2002

VALUE $1,100,000

CONCRETE AND BRICK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

425 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 2013

VALUE $2,000,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

301 PALERMO CIRCLE   FT. MYERS BEACH, FL

COMPLETED 2015

VALUE $3,000,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

215 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 1/1/2016

VALUE $1,800,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

263 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 1/1/2016

VALUE $1,900,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

221 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 2015

VALUE $1,600,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

461 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 2013

VALUE $1,300,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

551 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 1/1/2016

VALUE $1,800,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

561 PALERMO CIRCLE FT. MYERS BEACH, FL

COMPLETED 2014

VALUE $1,500,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

SUNSET TROPICAL GRILL FT. MYERS BEACH, FL

COMPLETED 12/1/2015

VALUE $3,500,000

CONCRETE AND BLOCK CONSTRUCTION

JOSEPH ORLANDINI | ORLANDINI DEVELOPMENT

JUNKANOO HOUSING DEVELOPMENT FT. MYERS BEACH, FL

10 LUXURY HOME DEVELOPMENT

VALUE $36,000,000

CONCRETE AND BLOCK V-ZONE RATING DEP PERMITTED

 pg. 26

B. Significant Employees.   All Members of Pine Ridge Apartments, LLC as listed above are each considered "Significant Employees", and are each "Managers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Pine Ridge Apartments, LLC listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past three years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In February of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of Pine Ridge Apartments, LLC. will be entitled to receive an annual salary of:

Mr. Joe Orlandini

Senior Managing Member & CFO

$0.00

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 27

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Offering, the number of Equity Membership Units owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Equity Membership Units of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed as a Florida Limited Liability Company in February of 2016. Since its formation, the Company has issued ONE THOUSAND (1,000) Equity Membership Units as illustrated below:

Name and Address of Record Owner	Membership Units of Record Owned	% of Membership Units of Record Owned
Mr. Joe Orlandini (1) (2) (3) (4) (5)	ONE THOUSAND LLC Equity Membership Units	100%

(*) Upon successful Registration of this Regulation A Offering Memorandum with the United State Securities and Exchange Commission, the Company will issue TEN Equity Membership Units to AltaVista Capital Markets, LLC under Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Mr. Joe Orlandini, the Company’s Managing Member and Chief Financial Officer, is also the sole owner and Managing Member of the Company.  Consequently, Mr. Orlandini controls the operations of the Company and will have the ability to control all matters submitted to members for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of formation or operating agreement; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination

Mr. Orlandini will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Equity Membership Units. This Offering contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 28

ITEM 14. SECURITIES BEING OFFERED.

Secure Debt Notes

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 14,000 Secured Debt Notes, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $3,000,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $40,000,000 will be received from the offering. No Secured Debt Notes are being offered by any selling Noteholders. The Company will receive all proceeds from the sale of Secured Debt Notes after the minimum of $3,000,000 has been reached. All Secured Debt Note Proceeds will be administered by AltaVista Capital Markets, LLC. The proceeds of the Secured Debt Notes will remain in an account maintained by FundAmerica “for the benefit of PINE RIDGE APARTMENTS, LLC” until disbursed pursuant to the terms and conditions of this Offering. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction. The Company will have 180 days to reach an investment minimum of $3,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. Any investor who purchases Secured Debt Notes after the investment minimum of this Offering has been achieved will have no assurance that other purchases of the Company’s Secured Debt Notes will occur. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Secured Debt Notes are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Secured Debt Notes to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Joe Orlandini, the Managing Member and Chief Financial Officer of the Company. The Company may engage members of the Financial Regulatory Authority (“FINRA”) to sell the Secured Debt Notes for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company may engage a FINRA Broker Dealer to offer the Secured Debt Notes to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Offering via an amendment to this Offering upon any engagement of a FINRA Broker Dealer to offer the Secured Debt Notes.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of up to FIVE PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Secured Debt Notes. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Offering of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Offering of which this Offering is part, for the sale of the Company’s Secured Debt Notes. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Offering.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Florida for agreements made in and to be performed in the state of Florida. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

 pg. 29

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

Principal, Maturity and Interest:

This Offering Circular relates to the offer and sale of up to $14,000,000 in principal amount (the “Offering”) of Series A Secured Debt Notes of PINE RIDGE APARTMENTS, LLC, a Florida Limited Liability Company (the “Company”). The Company’s principal office is located at 1710 ESTERO BLVD, SUITE #6, FORT MYERS BEACH, FLORIDA 33931.

The Secured Debt Notes will be issued in the minimum amount of $1,000.00 USD, and in multiples of $1,000.00 USD. The Secured Debt Notes will be offered with a maturity of 60 months from the date issued, with a fixed interest rate depending on the terms of the Secured Debt Note(s) as defined below. The Company will typically issue Secured Debt Notes on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Secured Debt Notes” on Page 100 of this Offering. The Interest Rate for each Secured Debt Note will be based on the formula set forth below and varies according to the terms of the Secured Debt Note as defined below. See “Description of Notes – Principal, Maturity and Interest” on Page 101 of this Offering. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Secured Debt Notes are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Secured Debt Notes issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Secured Debt Notes and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of TUESDAY, MARCH 1st, 2016.

Notes Number	Sales Price / Face Value	Note Class	Priority in Liquidation	Loan to “As-Developed” Value	Annual Rate of Interest	Note Term	Interest Payments to Investors
1 to 1,400	$1,000	A Class	First	51%	Prime + 4% (3.50% + 4% = 7.50%) (2.5% Risk Discount) Realized Rate: 5.00%	5 years	Annually (after 24 Months) OR at Maturity
1,401 to 2,800	$1,000	A Class	Second	53.5%	Prime + 4% (3.50% + 4% = 7.50%) (2.0% Risk Discount) Realized Rate: 5.50%	5 years	Annually (after 24 Months) OR at Maturity
2,801 to 4,200	$1,000	A Class	Third	56%	Prime + 4% (3.50% + 4% = 7.50%) (1.5% Risk Discount) Realized Rate: 6.00%	5 years	Annually (after 24 Months) OR at Maturity
4,201 to 5,600	$1,000	A Class	Fourth	58.5%	Prime + 4% (3.50% + 4% = 7.50%) (1.0% Risk Discount) Realized Rate: 6.50%	5 years	Annually (after 24 Months) OR at Maturity
5,601 to 7,000	$1,000	A Class	Fifth	61%	Prime + 4% (3.50% + 4% = 7.50%) (0.5% Risk Discount) Realized Rate: 7.00%	5 years	Annually (after 24 Months) OR at Maturity
7,001 to 8,400	$1,000	A Class	Sixth	63.5%	Prime + 4% (3.50% + 4% = 7.50%) - PAR - Realized Rate: 7.50%	5 years	Annually (after 24 Months) OR at Maturity
8,401 to 9,800	$1,000	A Glass	Seventh	66%	Prime + 4% (3.50% + 4% = 7.50%) (0.5% Risk Premium) Realized Rate: 8.00%	5 years	Annually (after 24 Months) OR at Maturity
9,801 to 11,200	$1,000	A Class	Eighth	68.5%	Prime + 4% (3.50% + 4% = 7.50%) (1.0% Risk Premium) Realized Rate: 8.50%	5 years	Annually (after 24 Months) OR at Maturity
11,201 to 12,600	$1,000	A Class	Ninth	71%	Prime + 4% (3.50% + 4% = 7.50%) (1.5% Risk Premium) Realized Rate: 9.00%	5 years	Annually (after 24 Months) OR at Maturity
12,601 to 14,000	$1,000	A Class	Tenth	74%	Prime + 4% (3.50% + 4% = 7.50%) (2.0% Risk Premium) Realized Rate: 9.50%	5 years	Annually (after 24 Months) OR at Maturity

 pg. 31

Optional Prepayment:

The Secured Debt Notes maybe prepaid in whole at any time prior to their respective Maturity dates with the below premium paid to the Noteholder.

•

All Secured Debt Notes repurchased by the Company in Months 1-12 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional six months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 13-24 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional five months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 25-36 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional four months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 37-48 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional three months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 49-54 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional two months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 55-59 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional one month of interest. No fractional Secured Debt Notes shall be repurchased.

Events of Default:

The Secured Debt Notes provide that each of the following constitutes an “Event of Default” with respect to the Secured Debt Notes:

1.

The failure to make a payment when due under the Secured Debt Notes (i) of any interest payment within five (5) business days of when the interest payment is due, or (ii) of the entire outstanding balance of principal and interest on the maturity date; or

2.

If the Company voluntarily files a petition under the Federal Bankruptcy Code, or under any similar or successor Federal Statute relating to Bankruptcy, Insolvency Arrangements, or Reorganizations; of if the Company fails to obtain a vacation or stay of Involuntary Proceedings brought for the Reorganization, Dissolution or Liquidation of the Company; or if the Company is adjudged a Bankrupt, or upon the Company’s Dissolution, Business Failure or Discontinuance as a going concern business; or if a trustee or receive shall be appointed for the Company’s property; or if there is an attachment, execution or other judicial seizure of any portion of the Company’s assets, and such seizure is not discharged within ten (10) days.

In any Event of Default occurs and is continuing, at the option of the Noteholders, the entire outstanding principal balance due under the Secured Debt Notes and all accrued and unpaid Interest on the Secured Debt Notes will become immediately due and payable by the Company without further action or notice at the option of the Noteholders.

Form of Secured Debt Notes:

All Secured Debt Notes will be issued in fully registered form. The Company is entitled to treat the Registered Noteholder shown on its records as the owner of the Secured Debt Note for all purposes. Ownership of a Secured Debt Note may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Secured Debt Note so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

Payment at Maturity, No Rollover:

The Secured Debt Notes will NOT be subject to automatic rollover. Due to the fact automatic rollovers do not apply to the Secured Debt Notes, Investors will receive full payment of principal at Maturity or Redemption by the Company.

 pg. 32

Lost, Stolen or Destroyed Secured Debt Notes: Issuance of New Secured Debt Notes:

If a Noteholder loses his or her Secured Debt Note(s) is stolen or destroyed, the Company will issue a new Secured Debt Notes in the place of the lost, stolen or destroyed Secured Debt Note(s) if the Noteholder gives the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any Secured Debt Note(s) or the issuance of a new Secured Debt Note(s).

Lack of Public Market

There is no public market for the Secured Debt Notes, and none is expected to develop for their purchase or sale.

Financial Information Provided to Investors:

Beginning with the 2016 fiscal year end, in addition to the financial information provided in this Offering Circular, the Company will provide a copy of its financial statements to all Holders of Secured Debt Notes within 120 days after the end of each fiscal year.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Secured Debt Notes. The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Secured Debt Notes for cash in this Offering at the initial Offering price and hold the Secured Debt Notes as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Noteholders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Noteholders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Secured Debt Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Secured Debt Notes.

For purposes of this summary, a “U.S. Noteholder” is a beneficial owner of a Secured Debt Notes that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Noteholder” is a beneficial owner of a Secured Debt Notes that is neither a U.S. Noteholder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Secured Debt Notes, then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Secured Debt Notes of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Florida for agreements made in and to be performed in the state of Florida. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

 pg. 33

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

U.S. Holders

Interest

We anticipate that the Secured Debt Notes will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Noteholder, interest on a Secured Debt Notes will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Secured Debt Notes

If you are a U.S. Noteholder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Secured Debt Note, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Secured Debt Note. Your adjusted tax basis in a Secured Debt Note will generally be equal to your cost of the Secured Debt Note, reduced by any principal payments you have previously received in respect of the Secured Debt Note. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Secured Debt Note(s) exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Secured Debt Notes and proceeds from the sale or other disposition of the Secured Debt Notes if you are a non-corporate U.S. Noteholder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Noteholder’s U.S. Federal Income Tax liability and may entitle such Noteholder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Noteholder will also be subject to information reporting with respect to payments on the Secured Debt Notes and proceeds from the sale or other disposition of the Secured Debt Notes, unless such U.S. Noteholder is an exempt recipient and appropriately establishes that exemption.

 pg. 34

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Noteholder, payments of interest on the Secured Debt Notes to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•

You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the stock of PINE RIDGE APARTMENTS, LLC;

•

You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);

•

The interest payments are not effectively connected with your conduct of a trade or business within the United States; and

•

You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Secured Debt Notes through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•

You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

•

The interest income on the Secured Debt Notes is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Secured Debt Notes

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of a Secured Debt Notes.

•

The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;

•

You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

 pg. 35

U.S. Trade or Business

If interest on a Secured Debt Note or gain from a disposition of the Secured Debt Note if effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Noteholder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including the Company’s paying agents) to you in respect of the Secured Debt Notes, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Noteholder or otherwise establish an exemption. The Company (or its paying agents) may, however, report payments of interest on the Secured Debt Notes.

The gross proceeds from the disposition of your Secured Debt Notes may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Secured Debt Notes outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Secured Debt Notes through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•

A United States person (within the meaning of the Code);

•

A controlled foreign corporation;

•

A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Noteholder’s particular situation. Noteholders should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Secured Debt Notes, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

 pg. 36

(a) Description of Company Equity Membership Units

The Company is authorized by its Certificate of Formation to issue an aggregate of 10,000 shares of Equity Membership Units, $0.001 par value per share (the "Membership Unit"). As of February 1st, 2016 – 1,000 Equity Membership Units were issued and outstanding.

All outstanding shares of Equity Membership Units are of the same class and have equal rights and attributes.  The holders of Equity Membership Units are entitled to one vote per share on all matters submitted to a vote of Shareholders of the Company. All Shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Equity Membership Units are entitled to share ratably in all assets remaining after payment of all liabilities.

(b) Background Information on other Equity Membership Unit Classes. None

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of March 1st, 2016, there were ONE THOUSAND shares of our Equity Membership Units outstanding, which were held of record by ONE shareholder, not including persons or entities that hold the membership units in nominee or "street" name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is formed under the laws of Florida. Florida General Corporation Law provides that a company may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the company, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a company’s certificate of formation, bylaws, agreement, and a vote of shareholders or disinterested directors or otherwise.

The Company's Certificate of formation provides that it will indemnify and hold harmless, to the fullest extent permitted by Florida’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Florida's General Corporation Law permits a company to provide in its certificate of formation that a director of the company shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the company or  its shareholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Formation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 37

FINANCIAL STATEMENTS SECTION:

 pg. 38

PINE RIDGE APARTMENTS, LLC

(A Development Stage Company)

BALANCE SHEET - Unaudited

March 1st, 2016

ASSETS
Current Assets
• Cash		$1,000
• Refundable Deposit on Property Purchase		$52,500
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$1,000
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$53,500

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$53,500

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 39

PINE RIDGE APARTMENTS, LLC

 (A Development Stage Company)

STATEMENTS OF REVENUE AND EXPENSES - Unaudited

February 1st, 2016 to March 1st, 2016

REVENUE	February 1st, 2016 to March 1st,2016
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 40

PINE RIDGE APARTMENTS, LLC

 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY - Unaudited

For the period for

February 1st, 2016 to March 1st, 2016

	Founding Shareholder	Total
Founding Contribution	$53,500	$53,500
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, March 1st, 2016	$53,500	$53,500

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 41

PINE RIDGE APARTMENTS, LLC

 (A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period for

February 1st, 2016 to March 1st, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	February 1st, 2016 to March 1st, 2016
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	February 1st, 2016 to March 1st, 2016
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	February 1st, 2016 to March 1st, 2016
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$53,500
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 42

PINE RIDGE APARTMENTS, LLC

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

PINE RIDGE APARTMENTS, LLC, a Florida Limited Liability Company was formed in February of 2016.

Upon its organization as a Florida Limited Liability Company, the Company issued 100% of its Outstanding Membership Units to Mr. Joe Orlandini.

Mr. Joe Orlandini initially capitalized the Company an opening deposit and balance of $53,500 USD.

The Company entered into a Land Purchase and Escrow Agreement in September of 2015, and placed $52,500 into Escrow for the purchase of the subject property.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 43

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PINE RIDGE APARTMENTS, LLC

By: Mr. Joe Orlandini

By: _/S/ Joe Orlandini______

Name: Mr. Joe Orlandini

Title: Senior Managing Member & Chief Financial Officer

_____________________________________________________________________________

 pg. 44